Exhibit (a)(1)(A)

REALNETWORKS, INC.

OFFER TO EXCHANGE

CERTAIN OUTSTANDING OPTIONS

FOR NEW AWARDS

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.

The prospectus relates to the RealNetworks, Inc. 2005 Stock Incentive Plan, as amended and restated, the RealNetworks, Inc. 2000 Stock Option Plan, as amended and restated, and the RealNetworks, Inc. 1996 Stock Option Plan, as amended and restated.

November 3, 2016

REALNETWORKS, INC.

Offer to Exchange Certain Outstanding Options

for New Awards

This offer and withdrawal rights will expire at 9:00 p.m., U.S. Pacific Time, on December 6, 2016,

unless we extend them.

By this offer, RealNetworks, Inc. (referred to as “RealNetworks,” the “Company,” “we,” “our” or “us”) is giving eligible employees and other service providers of RealNetworks and of our subsidiaries the opportunity to exchange certain outstanding options granted under the RealNetworks, Inc. 2005 Stock Incentive Plan, as amended and restated, the RealNetworks, Inc. 2000 Stock Option Plan, as amended and restated, or the RealNetworks, Inc. 1996 Stock Option Plan, as amended and restated (collectively, the “Plans”), with a per share exercise price that is at least $4.33 and greater than the closing price of our common stock on the NASDAQ Global Select Market as of the date the offer expires, whether vested or unvested (the “Exchanged Options”), for new options to purchase shares of our common stock (“New Options”).

However, if you are an eligible employee employed by or providing services to Beijing Rui Ao Shi Technology Co., Ltd. and subject to the People’s Republic of China’s State Administration of Foreign Exchange regulations, and decide to participate in this offer, you will be granted cash-settled stock appreciation rights (“SARs”). Each award of SARs represents the right to receive a cash payment upon exercise, through local payroll, in an amount equal to the product of the number of shares exercised multiplied by the difference between the fair market value of a share underlying the SAR on the exercise date over the per share exercise price. The New Options or SARs granted pursuant to this offer are referred to as “New Awards.”

If you participate in this offer, you will receive New Awards for the Exchanged Options. Each New Award will be granted under, and subject to, the terms of the 2005 Plan and an award agreement, including any applicable country-specific appendix, between you and RealNetworks.

We will grant New Awards on the U.S. calendar day on which the offer expires, which is the same U.S. calendar day on which we will cancel the Exchanged Options (the “New Award Grant Date”). We expect the New Award Grant Date to be December 6, 2016. If the expiration date of the offer is extended, the New Award Grant Date similarly will be delayed. We will grant the New Awards with an exercise price per share equal to the closing price of a share of our common stock on the NASDAQ Global Select Market on the New Award Grant Date.

New Awards will be unvested as of the New Award Grant Date, regardless of whether the Exchanged Options were vested or unvested, and will vest based on your continued employment with us (or one of our subsidiaries) through each applicable vesting date in accordance with new vesting schedules. The vesting schedules of the New Awards are described in Section 9 of this Offer to Exchange. Your participation in this offer and the receipt of New Awards does not provide any guarantee or promise of continued service with RealNetworks or any of our subsidiaries.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “RNWK.” On October 31, 2016, the closing price of our common stock was $4.46 per share. You should evaluate the risks related to our business, our common stock, and this offer, and review current market quotes for our common stock, among other factors, before deciding to participate in this offer.

See “Risks of Participating in the Offer” beginning on page 18 for a discussion of risks that you should consider before participating in this offer.

IMPORTANT

If you want to participate in this offer, you must submit your election via the RealNetworks offer website at http://www.equitytool.com/realnetworks (the “offer website”), or via Stock Plan Administration by email at stock@realnetworks.com or facsimile at (206) 674-2593, by the deadline on the expiration date, currently expected to be 9:00 p.m., U.S. Pacific Time, on December 6, 2016, unless the offer is extended.

The offer website will provide you with instructions on submitting your election and certain information about your Eligible Options (as defined below), including the grant date, the exercise price, the number of underlying shares and the election alternatives available to you.

If you are not able to submit your election electronically via the offer website because you do not have access to the offer website for any reason (including lack of internet service), as a result of technical failures of the offer website, or if you choose not to use the offer website process, you must complete a paper election form and return it to Stock Plan Administration at RealNetworks via email at stock@realnetworks.com or facsimile at (206) 674-2593. To obtain a paper election form, please contact Stock Plan Administration by email at stock@realnetworks.com.

You may change your election to participate in the offer at any time before the offer expires by completing a new electronic election form or paper election form, but your last valid election in place when the offer expires will be controlling.

Your delivery of all documents regarding the offer, including elections, is at your own risk. Only responses that are properly completed and actually received by RealNetworks by the deadline via the offer website or via Stock Plan Administration by email or fax will be accepted. Responses submitted by any other means, including hand delivery, interoffice, U.S. or non-U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. We will not accept delivery of any election after expiration of this offer. We intend to confirm the receipt of your election by email within two U.S. business days of receiving your election. Please print and keep a copy of the Confirmation Statement for your records. The printed Confirmation Statement will provide evidence that you submitted your election. If you have not received a confirmation, it is your responsibility to confirm that we have received your election. You should contact Stock Plan Administration by email at stock@realnetworks.com. Note that if you submit any election within the last two U.S. business days prior to the expiration of the offer, time constraints may prevent RealNetworks from providing you with email confirmation prior to the expiration of the offer.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state or foreign securities commission has approved or disapproved of these securities or passed judgment upon the accuracy or adequacy of this offer. Any representation to the contrary is a criminal offense.

We recommend that you discuss the personal tax consequences of this offer with your financial, legal and/or tax advisers.

If you have questions about this offer or would like to receive a printed copy of this Offer to Exchange and the other offer documents, you should contact Stock Plan Administration by email at stock@realnetworks.com.

Offer to Exchange dated November 3, 2016

You should rely only on the information contained in this Offer to Exchange or documents to which we have referred you. We have not authorized anyone to provide you with different information. We are not making an offer of New Awards in any jurisdiction where the offer is not permitted or feasible. However, we may, at our discretion, take any actions necessary for us to make the offer to option holders in any of these jurisdictions. You should not assume that the information provided in this Offer to Exchange is accurate as of any date other than the date as of which it is shown, or if no date is otherwise indicated, the date of this offer. This Offer to Exchange summarizes various documents and other information. These summaries are qualified in their entirety by reference to the documents and information to which they relate.

-i-

SUMMARY TERM SHEET

The following are answers to some of the questions that you may have about this offer. You should carefully read the entire Offer to Exchange, the accompanying launch email from Michael Parham, our General Counsel, dated November 3, 2016, and the election form, together with its associated instructions. This offer is made subject to the terms and conditions of these documents as they may be amended. The information in this summary is not complete. Additional important information is contained in the remainder of this Offer to Exchange and the other offer documents. We have included in this summary references to other sections in this Offer to Exchange to help you find a more complete description of these topics.

Q1.	What is the offer?

A1.	This offer is a voluntary opportunity for Eligible Participants (defined below) to exchange certain outstanding options with per share exercise prices that is at least $4.33 and greater than the closing price of our common stock on the NASDAQ Global Select Market as of the date the offer expires, for New Awards.

The following are some of the terms that are frequently used in this Offer to Exchange.

Terms Used in This Offer to Exchange

•	“1996 Plan” refers to the RealNetworks, Inc. 1996 Stock Option Plan, as amended and restated.

•	“2000 Plan” refers to the RealNetworks, Inc. 2000 Stock Option Plan, as amended and restated.

•	“2005 Plan” refers to the RealNetworks, Inc. 2005 Stock Incentive Plan, as amended and restated.

•	“Cancellation Date” refers to the U.S. calendar date on which the Exchanged Options will be cancelled. Exchanged Options will be cancelled on the same day that the offer expires and on which the New Awards will be granted. This cancellation will occur after the expiration of the offer and before granting the New Awards. We expect the Cancellation Date to be December 6, 2016. If the expiration date of the offer is extended, then the Cancellation Date similarly will be delayed.

•	“Common Stock” refers to RealNetworks, Inc. common stock.

•	“Eligible Country” refers to Austria, Canada, China, Croatia, India, Indonesia, Japan, Korea, the Netherlands, the Philippines, Portugal, Spain, the United Kingdom and the United States.

•	“Eligible Option Grant” refers to all of the Eligible Options issued by RealNetworks to an individual that are part of the same grant and subject to the same option agreement. For example, if an individual has been granted an award of Eligible Options to purchase a total of 1,000 shares under the 2005 Plan and subject to an option agreement under the 2005 Plan, the Eligible Option Grant refers to the entire award of Eligible Options to purchase 1,000 shares. If the individual has exercised 600 shares subject to that award, the Eligible Option Grant refers to the award of Eligible Options to purchase the 400 shares that remain subject to the award.

•	“Eligible Options” refers to the stock options to purchase our common stock (each an “option”) that were granted on or before October 31, 2016, under a Plan, with a per share exercise price that is at least $4.33 and greater than the closing price of our common stock on the NASDAQ Global Select Market as of the date the offer expires, that remain outstanding and unexercised as of the Expiration Date.

•	“Eligible Participant” refers to an active employee or other service provider of RealNetworks (or one of its subsidiaries) whose principal work location is in an Eligible Country as of the start of the offer and remaining so through the Cancellation Date and New Award Grant Date. Our Chief Executive Officer (“CEO”) and members of our board of directors are not eligible to participate in the offer and are not Eligible Participants.

•	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

•	“Exchanged Options” refers to all options to purchase RealNetworks common stock that you exchange pursuant to this offer.

•	“Expiration Date” refers to the time and date that this offer expires. We expect that the Expiration Date will be December 6, 2016, at 9:00 p.m., U.S. Pacific Time. We may extend the Expiration Date at our discretion. If we extend the offer, the term “Expiration Date” will refer to the time and date at which the extended offer expires.

•	“ICP Participants” refers to Eligible Participants who are employed by or providing services to Beijing Rui Ao Shi Technology Co., Ltd. and subject to the People’s Republic of China’s State Administration of Foreign Exchange regulations.

•	“New Award” refers to New Options or SARs granted pursuant to this offer. New Awards granted in connection with this offer will be granted on the New Award Grant Date pursuant to the 2005 Plan and any applicable sub-plan thereto and subject to the terms and conditions of a new award agreement, including any applicable country-specific appendix, between you and the Company.

•	“New Award Grant Date” refers to the U.S. calendar date on which the New Awards will be granted. The New Awards will be granted on the same day as the expiration of the offer and the cancellation of the Exchanged Options. The New Awards will be granted immediately following such expiration and cancellation. We expect that the New Award Grant Date will be December 6, 2016. If the Expiration Date is extended, then the New Award Grant Date will be similarly extended.

•	“New Options” refers to the options issued to Eligible Participants pursuant to this offer that replace their Exchanged Options. New Options granted in connection with this offer will be granted on the New Award Grant Date pursuant to the 2005 Plan and any applicable sub-plan thereto and subject to the terms and conditions of a new award agreement, including any applicable country-specific appendix, between you and the Company.

•	“Offering Period” refers to the period from the launch of this offer to the Expiration Date. This period will commence on November 3, 2016, and we expect that it will end at 9:00 p.m., U.S. Pacific Time, on December 6, 2016.

•	“Plans” refers to the 2005 Plan, the 2000 Plan, and 1996 Plan. Each is referred to as a “Plan.”

•	“SAR” refers to a cash-settled Stock Appreciation Right. A SAR represents the right upon exercise to receive a cash payment in an amount equal to the product of the number of shares exercised, multiplied by the excess (if any) between the fair market value of a share of our common stock underlying the SAR on the exercise date over the per share exercise price, less any applicable tax or other required withholdings. SARs granted in connection with this offer will be granted on the New Award Grant Date pursuant to the 2005 Plan and any applicable sub-plan thereto and subject to the terms and conditions of a new award agreement, including any applicable country-specific appendix, between the ICP Participant and the Company. SARs will be settled only in cash (if any, to the extent the fair market value of a share underlying the SAR exceeds the per share exercise price of the SAR) and paid through local payroll.

•	“Securities Act means the U.S. Securities Act of 1933, as amended.

Q2.	How do I participate in this offer?

A2.	Participation in this offer is voluntary. If you are an Eligible Participant, at the start of the offer you will have received an email from Michael Parham, our General Counsel, announcing the offer. If you want to participate in the offer, you must make an election via one of the methods described below before the Expiration Date, currently expected to be 9:00 p.m., U.S. Pacific Time, on December 6, 2016.

Elections via Offer Website

1.	To submit an election via the offer website, click on the link to the offer website in the launch email you received from Michael Parham, our General Counsel, dated November 3, 2016, announcing this offer, or go to the offer website at http://www.equitytool.com/realnetworks.

2.	Log into the offer website using the login instructions provided to you in the email you received from stock@realnetworks.com on November 3, 2016.

3.	After logging into the offer website, go to the “My Grants” page where you will find personalized information with respect to each Eligible Option you hold, including:

•	the option number of the Eligible Option;

•	the grant date of the Eligible Option;

•	the total number of shares subject to the Eligible Option, showing shares vested and unvested; and

•	the current per share exercise price of the Eligible Option.

4.	Select the Instructions link to review the instructions for completing your election and select the “Yes” button when you have completed your review. If you select the “No” button, you will not be permitted to submit your election. Select the appropriate box next to each of your Eligible Option Grants to indicate your choice whether to exchange your Eligible Options in accordance with the terms of this offer.

5.	If you are satisfied with your elections, continue to the Terms and Conditions link. Select the “Yes” button to agree to the Terms and Conditions. If you do not agree to the Terms and Conditions by selecting the “No” button, you will not be permitted to submit your election. Click the “Submit” button to submit your election.

Elections via Fax or Email

Alternatively, you may submit your election form via facsimile or email by doing the following:

1.	Properly complete, sign and date the election form that you received in the launch email from Michael Parham, our General Counsel, dated November 3, 2016, announcing the offer.

2.	Submit the properly completed election form to Stock Plan Administration by email at stock@realnetworks.com or by facsimile at (206) 674-2593. We must receive your properly completed and submitted election form by the Expiration Date, currently expected to be 9:00 p.m., U.S. Pacific Time, on December 6, 2016.

If you want to use the offer website but you do not have access to the offer website for any reason, if you are unable to submit your election via the offer website as a result of technical failures of the offer website, such as the offer website being unavailable or the offer website not accepting your election, or if you choose not to use the offer website process, you may submit your election by email or facsimile by following the instructions provided above. To obtain a paper election form, please contact Stock Plan Administration by email at stock@realnetworks.com.

If you elect to exchange any Eligible Option Grant in this offer, you must elect to exchange all shares subject to that Eligible Option Grant. If you hold more than one Eligible Option Grant, however, you may choose to exchange one or more of such Eligible Option Grants without having to exchange all of your Eligible Option Grants. To help you recall your outstanding Eligible Options and give you the information necessary to make an informed decision, please refer to the grant information available via the offer website that lists your Eligible Option Grants, the grant date of your Eligible Options, including the option number of your Eligible Options, the total number of shares subject to your Eligible Options showing shares vested and unvested, and the current per share exercise price of your Eligible Options. Each time you make an election on the RealNetworks offer website, please be sure to make an election with respect to each of your Eligible Option Grants. If you need an election form or other offer documents or are unable to access your grant information via the offer website, you may contact Stock Plan Administration by email at stock@realnetworks.com.

This is a one-time offer, and we will strictly enforce the Offering Period. We reserve the right to reject any elections to exchange options that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to the terms and conditions of this offer, we will accept all properly tendered options promptly after the expiration of this offer. (See Section 4 which begins on page 36 below).

We may extend this offer. If we extend this offer, we will issue a press release, email or other communication disclosing the extension no later than 6:00 a.m., U.S. Pacific Time, on the U.S. business day following the previously scheduled Expiration Date.

Your delivery of all documents regarding the offer, including elections, is at your risk. We intend to confirm the receipt of your election by email within two U.S. business days of receiving your election. Please print and keep a copy of the Confirmation Statement for your records. The printed Confirmation Statement will provide evidence that you submitted your election. If you have not received a confirmation, it is your responsibility to confirm that we have received your election. You should contact Stock Plan Administration by email at stock@realnetworks.com. Note that if you submit any election within the last two U.S. business days prior to the expiration of the offer, time constraints may prevent RealNetworks from providing you with an email confirmation prior to the expiration of the offer. Only responses that are properly completed and actually received by RealNetworks by the deadline by the offer website or by Stock Plan Administration via email or facsimile will be accepted. Responses submitted by any other means, including hand delivery, interoffice, U.S. or non-U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted. (See Section 4 which begins on page 36 below.)

Q3.	Why is RealNetworks making this offer?

A3.	We believe that this offer is essential in continuing to motivate our employees and other service providers to achieve our business goals and long-term success, and will enhance long-term shareholder value by improving our ability to motivate and retain our employees and other service providers. We issued the currently outstanding options to attract and retain the best available personnel and to provide incentive to employees. As a result of the decline in our stock price, a significant number of outstanding options, whether or not they are currently exercisable, have per share exercise prices that exceed the current trading price for our common stock. These options are commonly referred to as being “underwater.” By making this offer, we intend to provide Eligible Participants with the opportunity to own New Awards that over time may have a greater potential than the underwater options to increase in value. (See Section 3 which begins on page 35.)

Q4.	Who may participate in this offer?

A4.	You may participate in this offer if you are an Eligible Participant who holds Eligible Options. You are an “Eligible Participant” if you are an active employee or other service provider of RealNetworks (or one of its subsidiaries) whose principal work location is in an Eligible Country as of the start of the offer and remain so through the Cancellation Date and New Award Grant Date. Our Chief Executive Officer and members of our board of directors are not eligible to participate in the offer and are not Eligible Participants. (See Section 1 which begins on page 33.)

Q5.	Am I required to participate in this option exchange?

A5.	No. Participation in this offer is completely voluntary. (See Section 2 which begins on page 33.)

Q6.	Are there circumstances under which I would not be granted New Awards?

A6.	Yes. If, for any reason, you no longer are an employee or other service provider of RealNetworks or one of its subsidiaries on the New Award Grant Date or your principal work location changes to be other than in one of the Eligible Countries as of the New Award Grant Date, then you will not be an Eligible Participant and will not be eligible to participate in the offer. As a result, you will not be granted New Awards. Instead, you will keep your current Eligible Options and those options will vest and expire in accordance with their original terms. Except as provided by applicable law and/or any employment agreement between you and RealNetworks (or one of its subsidiaries), your status as an employee or other service provider with RealNetworks (or one of its subsidiaries) will remain “at-will” regardless of your participation in the offer and can be terminated by you or your employer at any time with or without cause or notice. (See Section 1 which begins on page 33.)

Moreover, even if we accept your Exchanged Options, we will not grant New Awards to you if we are prohibited from doing so by applicable laws. For example, we could become prohibited from granting New Awards as a result of changes in SEC or NASDAQ rules. We do not anticipate any such prohibitions at this time. (See Section 13 which begins on page 53.)

In addition, if you hold an option that expires after the start of, but before the cancellation of options under, this offer, that particular option is not eligible for exchange. As a result, if you hold options that expire before the currently scheduled Cancellation Date or, if we extend the offer such that the Cancellation Date is a later date and you hold options that expire before the rescheduled Cancellation Date, those options will not be eligible for exchange and such options will continue to be governed by their original terms. (See Section 2 which begins on page 33.)

Q7.	How many New Options (or SARs, for ICP Participants) will I receive for the options that I exchange?

A7.	If you are an Eligible Participant other than an ICP Participant, each Exchanged Option will be replaced with a New Award in a one-for-one exchange. As a result, each award of replacement options will cover the same number of shares of our common stock as the corresponding option that you exchange. For purposes of this offer, the term “option” generally refers to an option to purchase one share of our common stock. However, if you are an ICP Participant and participate in this offer, you will be granted SARs, which will be cash-settled. Each SAR represents the right upon exercise to receive a cash payment in an amount equal to the product of the number of shares exercised, multiplied by the excess (if any) of the fair market value of a share of our common stock underlying the SAR on the exercise date over the per share exercise price, less any applicable tax or other required withholdings. Any cash amount payable upon exercise of SARs granted under the offer will be paid through local payroll.

Example

If you exchange an Eligible Option Grant covering 1,000 shares pursuant to the offer, on the New Award Grant Date you will receive an award of New Options (or SARs, with respect to ICP Participant) covering 1,000 shares of our common stock.

Q8.	Why will ICP Participants who participate in the offer receive SARs rather than New Options?

A8.

Due to legal restrictions in the People’s Republic of China, if you are an ICP Participant, you may exchange Eligible Options only for a grant of SARs, which are settled in cash through local payroll, rather than for a grant of New Options. Further, if you choose not to participate in this offer, please note that the Company reserves the right to convert your Eligible Options into a grant of cash-settled

SARs at a later time to comply with legal restrictions in the People’s Republic of China. In this case, except for the method of settlement, the SARs will retain the same terms as your Eligible Options (including the exercise price and vesting schedule).

Q9.	What will be the exercise price of my New Awards?

A9.	The per share exercise price of all New Awards will be equal to the closing price of a share of our common stock as quoted by the NASDAQ Global Select Market on the date of the New Award Grant Date, which is expected to be December 6, 2016.

We cannot predict the exercise price of the New Awards. (See Section 9 which begins on page 45.)

Q10.	When will my New Awards vest?

A10.	Each New Award will be scheduled to vest according to the following vesting schedule and actually will vest only if you remain an employee or other service provider of RealNetworks (or one of its subsidiaries) through each relevant vesting date:

•	None of the shares subject to a New Award will be vested on the New Award Grant Date.

•	New Awards granted under the offer in exchange for Eligible Option Grants that were fully vested as of the Cancellation Date will be scheduled to vest as follows: 50% of the shares of our common stock underlying such New Award will be scheduled to vest on the date six months after the New Award Grant Date on the same day of the month as the New Award Grant Date (or last day of the month, if there is no corresponding day) and the remaining 50% will be scheduled to vest on the one-year anniversary of the New Award Grant Date, subject in each case to continued employment or other service with RealNetworks (or one of its subsidiaries) through the applicable vesting date.

•	New Awards granted under the offer in exchange for Eligible Option Grants that were entirely unvested as of the Cancellation Date will have the same vesting schedule as the vesting schedule of the exchanged Eligible Option Grant except that each vesting date will be extended by an additional one year, with an equal number of shares vesting on each applicable vesting date. Accordingly, the shares subject to a New Award will be scheduled to vest as to the same number of shares as were subject to the corresponding cancelled Eligible Option Grant, on the one-year anniversary of the date that such corresponding Eligible Option Grant shares otherwise would have been scheduled to vest under their original vesting schedule, subject in each case to continued employment or other service with RealNetworks (or one of its subsidiaries) through the applicable vesting date.

•	New Awards granted under the offer in exchange for Eligible Option Grants that are partially vested as of the Cancellation Date will be scheduled to vest as follows:

•

With respect to the number of shares of our common stock underlying a New Award equal to the number of shares that were vested under the exchanged Eligible Option Grant as of the Cancellation Date, 50% of the shares will be scheduled to vest on the date six months after the New Award Grant Date on the same day of the month as the New Award Grant Date (or last day of the month, if there is no corresponding day) and the remaining 50% will be scheduled to vest on the one-year anniversary of the New Award Grant Date, subject in each case to continued employment or other service with RealNetworks (or one of its subsidiaries) through the applicable vesting date.

•	With respect to the number of shares of our common stock underlying a New Award equal to the number of shares that were unvested under the exchanged Eligible Option Grant as of the Cancellation Date, such New Awards will have a vesting schedule based on the vesting schedule of the exchanged Eligible Option Grant extended by an additional one year, with an equal number of shares vesting on each applicable vesting date. Accordingly, the shares subject to a New Award will be scheduled to vest as to the same number of shares as were subject to the corresponding cancelled Eligible Option Grant, on the one-year anniversary of the date that such corresponding Eligible Option Grant shares otherwise would have been scheduled to vest under their original vesting schedule, subject in each case to continued employment or other service with RealNetworks (or one of its subsidiaries) through the applicable vesting date.

•	Upon vesting, your New Awards will be exercisable in accordance with the terms and conditions of the 2005 Plan and any applicable sub-plan thereto and the new award agreement, including any applicable country-specific appendix, under which it was granted.

We expect the New Award Grant Date will be December 6, 2016. Vesting of your New Awards is also subject to the following conditions:

•	If your status as an employee or service provider with us (or one of our subsidiaries) terminates before part or all of your New Award vests, the unvested part of your New Award will expire unvested and will never vest. You will not be entitled to any shares of common stock from that unvested part of your New Award. If your status as an employee or service provider with us (or one of our subsidiaries) terminates prior to the date six months following the Expiration Date, then you may hold only unvested New Awards, which will expire on your termination date. (See Section 9 which begins on page 45.) See Question and Answer 11 for more details.

•	We will make minor modifications to the vesting schedule of any New Awards to eliminate fractional vesting (such that a whole number of shares subject to the New Award will vest on each vesting date), and to ensure that the number of New Awards vesting on each vesting date through the vesting schedule is as equal as possible. As a result, subject to your continued service to us (or one of our subsidiaries) through each relevant vesting date, you will vest as to a number of shares on each vesting date equal to the number of shares scheduled to vest on the vesting date, with any fractional share rounded up to the nearest whole number on the first vesting date on which a fractional share otherwise would vest, and the number of shares scheduled to vest on each subsequent vesting date will be rounded down until the sum of the fractional shares that have been rounded down exceed one full share again. (See Section 9 which begins on page 45.)

•

To the extent that your Eligible Option Grant exchanged in the offer was subject to any performance-based vesting requirements or accelerated vesting upon certain qualifying terminations of employment, the corresponding New Award also will be subject to those terms and conditions to the same extent that the Eligible Option Grant was immediately before being cancelled. For purposes of clarity, if pursuant to the offer you exchange an Eligible Option Grant that is subject to the achievement of any performance-based vesting requirements, the New

Award granted in exchange for the corresponding Eligible Option Grant will be subject to the same performance-based vesting requirements as the Eligible Option Grant and none of the adjustments described above with respect to the service-based vesting schedule will be applied to the performance-based vesting requirements. However, to the extent that any service-based vesting requirements apply to the performance-based Eligible Option Grant, those service-based vesting requirements will be adjusted as described above.

Example

Assume you hold an Eligible Option Grant to purchase 5,000 shares of our common stock and you are not an ICP Participant. The vesting schedule of the Eligible Option Grant provides that subject to your continued employment or other service with RealNetworks or any of its subsidiaries, the Eligible Option Grant is scheduled to vest as to 25% of the underlying shares on the one-year anniversary of the Eligible Option Grant’s date of grant and as to 12.5% of the underlying shares every six months thereafter for the next three (3) years. As of the December 6, 2016 (the expected Expiration Date of the offer), 2,500 shares subject to the Eligible Option Grant are fully vested and the remaining 2,500 shares are scheduled to vest in installments of 625 shares on each of December 1, 2016, June 1, 2017, December 1, 2017, and June 1, 2018. Assuming you properly elect to exchange your Eligible Option Grant and the Eligible Option Grant is exchanged pursuant to the offer on December 6, 2016, you will receive an award of New Options covering 5,000 shares of our common stock, pursuant to which all of the underlying shares will be unvested as of December 6, 2016. Subject to remaining an employee or other service provider to RealNetworks or any of its subsidiaries through each such applicable date, the vesting schedule of your New Option award will be as follows:

•	0 shares subject to your award of New Options will be vested as of December 6, 2016.

•	1,250 shares subject to your award of New Options (equivalent to 50% of the shares that were subject to your Eligible Option Grant that were vested when the Eligible Option Grant was cancelled) will be scheduled to vest on the six-month anniversary of the Expiration Date and an additional 1,250 shares subject to your award of New Options (equivalent to the remaining 50% of the shares that were subject to your Eligible Option Grant that were vested when the Eligible Option Grant was cancelled) will be scheduled to vest on the one-year anniversary of the Expiration Date.

•	With respect to the remaining 2,500 shares subject to your award of New Options (equivalent to the number of shares that were subject to your Eligible Option Grant that were unvested when the Eligible Option Grant was cancelled), 625 shares will be scheduled to vest on each of December 1, 2017, June 1, 2018, December 1, 2018, and June 1, 2019.

Q11.	If I participate in this offer, do I have to exchange all of my Eligible Options?

A11.	No. You may pick and choose which of your outstanding Eligible Option Grants you wish to exchange. However, if you decide to participate in this offer and to exchange an Eligible Option Grant, you must elect to exchange that entire Eligible Option Grant (that is, all Eligible Options subject to that Eligible Option Grant). We will not accept partial tenders of Eligible Option Grants, except that you may elect to exchange the entire remaining portion of an Eligible Option Grant that you previously partially exercised. You otherwise may not elect to exchange only some of the Eligible Options covered by any particular option grant. Moreover, you may not elect to exchange only the unvested portion of an Eligible Option Grant.

For example and except as otherwise described below, if you hold (1) an Eligible Option Grant to purchase 1,000 shares, 700 of which you have already exercised, (2) an Eligible Option Grant to purchase 1,000 shares, and (3) an Eligible Option Grant to purchase 2,000 shares, you may elect to exchange:

•	Your first Eligible Option Grant covering the entire remaining 300 shares,

•	Your second Eligible Option Grant covering 1,000 shares,

•	Your third Eligible Option Grant covering 2,000 shares,

•	Two of your three Eligible Option Grants,

•	All three of your Eligible Option Grants, or

•	None of your Eligible Option Grants.

These are your only choices in the above example. You may not elect, for example, to exchange your first option grant with respect to options to purchase only 150 shares (or any other partial amount) under that grant or less than all of the shares under the second and third option grants. (See Section 2 which begins on page 33.)

Q12.	What happens if I have an option grant that is subject to a domestic relations order or comparable legal document as the result of the end of a marriage?

A12.	If you have an Eligible Option that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not an Eligible Participant beneficially owns a portion of that Eligible Option Grant, you may accept this offer with respect to the entire remaining outstanding portion of the Eligible Option Grant as long as you are the legal owner of the Eligible Option. As described in Question and Answer 10, we will not accept partial tenders of option grants, so you may not accept this offer with respect to a portion of an Eligible Option Grant that is beneficially owned by you while rejecting it with respect to the portion beneficially owned by someone else. As you are the legal owner of the Eligible Options, we will respect an election to exchange such Eligible Option Grant pursuant to the offer that is made by you and accepted by us and we will not be responsible to you or the beneficial owner of the Eligible Option Grant for any action taken by you with respect to such Eligible Option Grant.

Q13.	When will my Exchanged Options be cancelled?

A13.	Your Exchanged Options will be cancelled on the Expiration Date, which is the same date as the New Award Grant Date. We refer to this date as the Cancellation Date. We expect that the Cancellation Date will be December 6, 2016, unless the Offering Period is extended. If the Expiration Date is extended, then the Cancellation Date similarly will be delayed. (See Section 6 which begins on page 41.)

Q14.	Once I surrender my Exchanged Options, is there anything I must do to receive the New Awards?

A14.	You must remain an Eligible Participant through the Cancellation Date for your Exchanged Options to be cancelled and the New Award Grant Date in order to receive the New Awards pursuant to the offer. The Cancellation Date and New Award Grant Date will occur on the same U.S. calendar day as the Expiration Date. Once your Exchanged Options have been cancelled, there is nothing that you must do to receive your New Awards. We expect that the New Award Grant Date will be December 6, 2016. In order to vest in the shares covered by the New Awards, you will need to remain an employee or other service provider of RealNetworks (or one of our subsidiaries) through the applicable vesting dates, as described in Question and Answer 9. (See Section 1 which begins on page 33.)

Q15.	When will I receive the New Awards?

A15.	We will grant the New Awards on the New Award Grant Date. We expect the New Award Grant Date will be December 6, 2016. If the Expiration Date is delayed, the New Award Grant Date will be similarly delayed. If you are granted New Awards, we will provide you with your award agreement promptly after the expiration of the offer. You will be able to exercise your New Awards when and if your New Awards vest. (See Section 6 which begins on page 41.)

Q16.	Can I exchange shares of RealNetworks common stock that I acquired upon exercise of RealNetworks options?

A16.	No. This offer relates only to certain outstanding options to purchase shares of RealNetworks common stock. You may not exchange shares of RealNetworks common stock in this offer. (See Section 2 which begins on page 33.)

Q17.	Will I be required to give up all of my rights under the cancelled options?

A17.	Yes. Once we have accepted your Exchanged Options, your Exchanged Options will be cancelled and you will no longer have any rights under those options. We intend to cancel all Exchanged Options on the same U.S. calendar day as the Expiration Date. We refer to this date as the Cancellation Date. We expect that the Cancellation Date will be December 6, 2016. (See Section 6 which begins on page 41.)

Q18.	If I receive New Awards for Exchanged Options, will the terms and conditions of my New Awards be the same as my Exchanged Options?

A18.	No. While many terms and conditions of your New Awards will remain the same, certain key terms and conditions of your New Awards will vary from the terms and conditions of your Exchanged Options. Your New Awards will have an exercise price per share equal to the closing price of a share of our common stock on the NASDAQ Global Select Market on the New Award Grant Date and will have a new vesting schedule. (See Section 9 which begins on page 45.) The maximum term of your New Awards will be seven years from the New Award Grant Date. Additional terms will be set forth in your new award agreement and any country-specific appendix thereto.

ICP Participants who participate in the offer will not receive options in exchange for any Eligible Options. Instead, any New Awards granted to ICP Participants in connection with the offer will be SARs, which are cash-settled. SARs are a different type of equity award than options, and so the terms and conditions of any SARs necessarily will be different from your options. Your New Awards will be granted under and subject to the terms and conditions of the 2005 Plan and a cash-settled stock appreciation right award agreement between you and RealNetworks. The 2005 Plan and the applicable forms of award agreement for grants of New Awards made thereunder are filed as exhibits to the Schedule TO with which this Offer to Exchange has been filed and are available on the SEC website at www.sec.gov. If your Eligible Option was not granted under the same stock plan under which your New Awards are granted or if you are an ICP Participant who receives SARs pursuant to the offer, your New Awards may have some additional terms that differ from those that applied to your Eligible Option — for example, the treatment of awards in the event of a change in control of RealNetworks might differ. Please see Section 9 which begins on page 45 for a more complete discussion of the terms of your New Awards under the 2005 Plan.

Q19.	What happens to my options if I choose not to participate or if my options are not accepted for exchange?

A19.	If you choose not to participate or your options are not accepted for exchange, your existing options will (a) remain outstanding until they are exercised or cancelled or they expire by their original terms, (b) retain their current exercise price, (c) retain their current vesting schedule, and (d) retain all of the other terms and conditions as set forth in the relevant agreement related to such option grant. (See Section 6 which begins on page 41.)

Q20.	How does RealNetworks determine whether an option has been properly tendered?

A20.	We will determine, in our discretion, all questions about the validity, form, eligibility (including time of receipt) and acceptance of any options. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge a determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties. We reserve the right to reject any election or any options tendered for exchange that we determine are not in an appropriate form or that we determine are unlawful to accept. We will accept all properly tendered Eligible Option Grants that are not validly withdrawn, subject to the terms of this offer. No tender of options will be deemed to have been made properly until all defects or irregularities have been cured or waived by us. We have no obligation to give notice of any defects or irregularities in any election and we will not incur any liability for failure to give any notice. (See Section 4 on page 36.) For example, and in no way limiting the Company’s ability to reject a form that it determines is not appropriate, if you fail to fully complete, or alter in any way, the election form or any of the related documents, the Company has the right to reject your election form.

Q21.	Will I have to pay taxes if I participate in the offer?

A21.	If you participate in the offer and are a citizen or resident of the U.S., you generally will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the exchange or the New Award Grant Date. However, you may have taxable income when you exercise your New Awards or when you sell any of your exercised shares. (See Section 14 on page 54.)

If you are a citizen or tax resident of a country other than the U.S., the tax consequences of participating in this offer may be different for you. Please be sure to read the schedule for your country of residence in Schedules C through O attached to this offer, which discusses the tax and certain other consequences of participating in the offer.

If you are an Eligible Participant, we recommend that you consult with your own tax adviser to determine the personal tax consequences to you of participating in this offer. If you are a citizen or tax resident or subject to the tax laws of more than one country, you should be aware that there might be additional or different tax and social insurance consequences that may apply to you.

Q22.	For U.S. tax purposes, if I receive New Options, will my New Options be incentive stock options or nonstatutory stock options?

A22.	New Options will be nonstatutory stock options for purposes of U.S. tax law. Please read the tax discussion in Section 14 which begins on page 54 of this Offer to Exchange and discuss the personal tax consequences of nonstatutory stock options with your financial, legal and/or tax advisers. (See Section 9 which begins on page 45 and Section 14 which begins on page 54.)

Q23.	Will I receive a new award agreement?

A23.	Yes. All New Options will be subject to an award agreement between you and RealNetworks, as well as to the terms and conditions of our 2005 Plan. All New Options will be subject to a stock option award agreement between you and RealNetworks, as well as the terms of the 2005 Plan. All SARs will be subject to a cash-settled stock appreciation right award agreement between you and RealNetworks, as well as the terms and conditions of our 2005 Plan. The applicable forms of award agreement under the 2005 Plan are filed as exhibits to the Schedule TO with which this Offer to Exchange has been filed and is available on the SEC website at www.sec.gov. (See Section 9 which begins on page 45.)

Q24.	Are there any conditions to this offer?

A24.	Yes. The completion of this offer is subject to a number of customary conditions that are described in Section 7 of this Offer to Exchange. If any of these conditions are not satisfied, we will not be obligated to accept and exchange properly tendered Eligible Options, though we may do so at our discretion. (See Section 2 which begins on page 33 and Section 7 which begins on page 42.)

Q25.	If you extend the offer, how will you notify me?

A25.	If we extend this offer, we will issue a press release, email or other form of communication disclosing the extension no later than 6:00 a.m., U.S. Pacific Time, on the next U.S. calendar day following the previously scheduled Expiration Date. (See Section 2 which begins on page 33 and Section 16 which begins on page 55.)

Q26.	How will you notify me if the offer is changed?

A26.	If we change the offer, we will issue a press release, email or other form of communication disclosing the change no later than 6:00 a.m., U.S. Pacific Time, on the next U.S. calendar day following the day we change the offer. (See Section 2 which begins on page 33 and Section 16 which begins on page 55.)

Q27.	May I change my mind about which Eligible Option Grants I want to exchange?

A27.	Yes. You may change your mind after you have submitted an election and change the Eligible Option Grants you elect to exchange at any time before the offer expires by completing and submitting a new election via the offer website or via Stock Plan Administration by email or facsimile to include more or fewer Eligible Option Grants in your election. If we extend the Expiration Date, you may change your election at any time until the extended offer expires. You may elect to exchange additional Eligible Option Grants, fewer Eligible Option Grants, all of your Eligible Option Grants or none of your Eligible Option Grants. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election we receive by the Expiration Date. Please be sure that any completed and new election form you submit includes all the Eligible Option Grants with respect to which you want to accept this offer and is clearly dated after your last-submitted election. (See Section 5 which begins on page 39.)

Q28.	How do I change my election to add or withdraw some or all of my Eligible Option Grants?

A28.	To change an election you previously made with respect to some or all of your Eligible Option Grants, including an election to withdraw all of your Eligible Option Grants from this offer, you must deliver a valid new election form indicating only the Eligible Option Grants you wish to exchange in this offer or a valid new election form indicating that you reject the offer with respect to all of your Eligible Option Grants. To submit a new election form to change your previous election or withdraw some or all of your Eligible Option Grants from the offer, you must do one of the following before the Expiration Date, currently expected to be 9:00 p.m., U.S. Pacific Time, on December 6, 2016.

Election Changes and Withdrawals via Offer Website

1.	Log into the offer website via the link provided in the launch email from Michael Parham, our General Counsel, dated November 3, 2016, announcing the offer or via http://www.equitytool.com/realnetworks, by using the login instructions provided to you in the email you received from stock@realnetworks.com on November 3, 2016.

2.	After logging into the offer website, go to the “My Grants” page where you will find personalized information with respect to each Eligible Option you hold, including:

•	the option number of the Eligible Option;

•	the grant date of the Eligible Option;

•	the total number of shares subject to the Eligible Option, showing shares vested and unvested; and

•	the current per share exercise price of the Eligible Option.

3.	Select the Instructions link to review the instructions for completing your election and select the “Yes” button when you have completed your review. If you select the “No” button, you will not be permitted to submit your election. Click the appropriate box next to each of your previously selected Eligible Options Grants in order to change the selection with respect those Eligible Options Grants that you do not want to exchange in the offer. Each time you make an election via the RealNetworks offer website, please be sure to select either “Exchange” or “Do Not Exchange” with respect to each of your Eligible Option Grants.

4.	If you are satisfied with your changes, continue to the Terms and Conditions link. Select the “Yes” button to agree to the Terms and Conditions. If you do not agree to the Terms and Conditions by selecting the “No” button, you will not be permitted to submit your election. Click the “Submit” button to submit your election.

Election Changes and Withdrawals via Fax or Email

Alternatively, you may submit an election form via facsimile or email by doing the following:

1.	Properly complete, date and sign the election form that you received in the launch email from Michael Parham, our General Counsel, dated November 3, 2016, announcing the offer.

2.	Submit the properly completed election form to Stock Plan Administration by email to stock@realnetworks.com or by facsimile at (206) 674-2593. We must receive your properly completed and submitted election form by the Expiration Date, currently expected to be 9:00 p.m., U.S. Pacific Time, on December 6, 2016.

If you want to use the offer website but you do not have access to the offer website for any reason, if you are unable to submit your election change via the offer website as a result of technical failures of the offer website, such as the offer website being unavailable or the offer website not accepting your election, or if you choose not to use the offer website process, you may submit your election change by email or facsimile by following the instructions provided above. To obtain a paper election form, please contact Stock Plan Administration by email at stock@realnetworks.com.

Your delivery of all documents regarding the offer is at your own risk. Only responses that are complete and actually received by RealNetworks by the deadline via the offer website at http://www.equitytool.com/realnetworks, or via Stock Plan Administration by email at stock@realnetworks.com or facsimile at (206) 674-2593 will be accepted. Responses submitted by any other means, including hand delivery, interoffice, U.S. or non-U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. We intend to confirm the receipt of your election by email within two U.S. business days of receiving your election. Please print and keep a copy of the Confirmation Statement for your records. The printed Confirmation Statement will provide evidence that you submitted your election. If you have not received a confirmation, it is your responsibility to confirm that we have received your election. You should contact Stock Plan Administration by email at stock@realnetworks.com. Note that if you submit any election within the last two U.S. business days prior to the expiration of the offer, time constraints may prevent RealNetworks from providing you with an email confirmation prior to the expiration of the offer. (See Section 5 which begins on page 39 below.)

Q29.	What if I withdraw my election and then decide again that I want to participate in this offer?

A29.	If you have submitted an election form withdrawing all of your Eligible Option Grants and then decide again that you would like to participate in this offer, you may re-elect to participate by submitting a new properly completed electronic election form or paper election form accepting the offer before the Expiration Date, in accordance with the procedures described in Question and Answer 2 (See Section 5 which begins on page 39 below.) Each time you make an election on the RealNetworks offer website, please be sure to make an election with respect to each of your Eligible Option Grants.

Q30.	Are you making any recommendation as to whether I should exchange my Eligible Options?

A30.	No. We are not making any recommendation as to whether you should accept this offer. We understand that the decision whether or not to exchange your Eligible Options in this offer could be a challenging one for many employees and other service providers. The program involves risk (see “Risks of Participating in the Offer” on page 18 for information regarding some of these risks), and there is no guarantee that you will receive greater value from the New Awards you would receive in exchange for your Eligible Options. As a result, you must make your own decision as to whether or not to participate in this offer. For questions regarding personal tax implications or other investment-related questions, you should talk to your own legal counsel, accountant, and/or financial adviser. (See Section 3 which begins on page 35.)

Q31.	What if RealNetworks is acquired by another company?

A31.	Although we currently are not anticipating a merger or acquisition, if we merge or consolidate with or are acquired by another entity, prior to the expiration of the offer, you may choose to withdraw any Eligible Option Grants that you tendered for exchange and your options will be treated in accordance with the original applicable Plan and original relevant option agreement. Further, if RealNetworks is acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact and exercisable for the time period specified in your original option agreement and you will receive no New Awards in exchange for them. If RealNetworks is acquired prior to the expiration of the offer but does not withdraw the offer, we will notify you of any material changes to the terms of the offer or the New Awards, including any adjustments to the purchase price or number of shares that will be subject to the New Awards. Under such circumstances, the type of security, the exercise price and the number of shares covered by your New Awards would be adjusted based on the consideration per share given to holders of our common stock in connection with the acquisition. As a result of this adjustment, you may receive New Awards covering more or fewer shares of the acquirer’s common stock than the number of shares subject to the Eligible Options that you tendered for exchange or than the number you would have received pursuant to the New Awards if no acquisition had occurred.

If we are acquired by or merge with another company or reorganize, sell or otherwise change our ownership interest in any of our subsidiaries, the transaction could result in a reduction in our workforce. If such a termination of employment or service status event occurs shortly after the Expiration Date, then you may hold New Awards that are entirely unvested or only a limited number of vested New Awards, and all unvested New Awards will expire on such termination date. If your status as an employee or other service provider with us or one of our subsidiaries terminates before part or all of your New Awards vest, you will not receive any value from the unvested part of your

New Awards. Similarly, if you are employed by or providing services to a subsidiary of the Company or if your employment or service relationship with the Company transfers to the subsidiary as part of or following a restructuring in which our percentage ownership in such subsidiary drops below 50%, then you will incur a termination of employment or service for purposes of our 2005 Plan. If this termination of employment or service event occurs shortly after the New Award Grant Date and before you vest in any of your New Awards, you immediately will forfeit your rights to your New Awards as of the date of your termination of employment or service and you will not receive any value from your New Awards. (See the Risks of Participating in the Offer which begins on page 18 and Section 7 which begins on page 42).

Q32.	Whom can I contact if I have questions about the offer, or if I need additional copies of the offer documents?

A32.	If you have questions about this offer or would like to receive additional copies of this Offer to Exchange and the other offer documents, you should contact Stock Plan Administration by email at stock@realnetworks.com. (See Section 10 which begins on page 51.)

RISKS OF PARTICIPATING IN THE OFFER

Participating in the offer involves a number of risks, including those described below. This list and the risk factors in our quarterly report on Form 10-Q for the quarter ended June 30, 2016, and our annual report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC highlight the material risks of participating in this offer. You should carefully consider these risks and are encouraged to speak with an investment and tax adviser as necessary before deciding to participate in the offer. In addition, we strongly urge you to read the sections in this Offer to Exchange discussing the tax consequences in the U.S. and Schedules C through O discussing the tax consequences for employees and other service providers outside the U.S., as well as the rest of this Offer to Exchange for a more in-depth discussion of the risks that may apply to you before deciding to participate in the exchange offer.

In addition, this offer and our SEC reports referred to above include “forward-looking statements.” When used in this Offer to Exchange, the words “anticipate,” “believe,” “estimate,” “expect,” “intend” and “plan” as they relate to us are intended to identify these forward-looking statements. All statements by us regarding our expected future financial position and operating results, our business strategy, our financing plans and expected capital requirements, forecasted trends relating to our services or the markets in which we operate and similar matters are forward-looking statements, and are dependent upon certain risks and uncertainties, including those set forth in this Section and other factors described elsewhere in this Offer to Exchange. You should carefully consider these risks, in addition to the other information in this Offer to Exchange and in our other filings with the SEC. The documents we file with the SEC, including the reports referred to above, discuss some of the risks that could cause our actual results to differ from those contained or implied in the forward-looking statements. The safe harbor afforded by the Private Securities Litigation Reform Act of 1995 to certain forward-looking statements does not extend to forward-looking statements made by us in connection with the offer.

The following discussion should be read in conjunction with the financial statements and notes to the financial statements incorporated by reference, the financial data provided in Schedule B attached to this Offer to Exchange as well as our most recent Forms 10-K and 10-Q. We caution you not to place undue reliance on the forward-looking statements contained in this offer, which speak only as of the date hereof.

Economic Risks

Each of your New Awards will be completely unvested on the New Award Grant Date and will be subject to a new vesting schedule. If your New Awards expire before they completely vest, you will not receive any value from the unvested portion of your New Awards.

The New Awards will be subject to new vesting schedules. This is true even if your Exchanged Options are 100% vested. If you do not remain an employee or other service provider with us (or one of our subsidiaries) through the date(s) your New Awards vest, you will not be able to exercise the unvested portion of your New Awards. Instead, the unvested portion of your New Awards will expire immediately upon termination of your status as an employee or other service provider. As a result, you may not receive any value from that unvested portion of your New Awards. If your status as an employee or other service provider with us (or one of our subsidiaries) terminates shortly after the Expiration Date, then you may hold New Awards that are entirely unvested, in which case you will not receive any value from the New Awards.

For example, if we are acquired by or merge with another company or reorganize, sell or otherwise change our ownership interest in any of our subsidiaries, the transaction could result in a reduction in our workforce. If your status as an employee or other service provider is terminated by us in connection with a reduction in force shortly after the New Award Grant Date and before you vest in any of your New Awards, you immediately will forfeit your rights to your New Awards as of the date of termination of your status as an employee or other service provider and you will not receive any value from your New Awards. Similarly, if you are employed by or providing services to a subsidiary of the Company or if your employment or service relationship with the Company transfers to the subsidiary as part of or following a restructuring in which our percentage ownership in such subsidiary drops below 50%, then you will incur a termination of employment or service for purposes of our 2005 Plan. If this termination of employment or service event occurs shortly after the New Award Grant Date and before you vest in any of your New Awards, you immediately will forfeit your rights to your New Awards as of the date of your termination of employment or service and you will not receive any value from your New Awards.

If the price of our common stock decreases after the New Award Grant Date, your New Awards will be underwater.

As discussed above, if you participate in the offer, the per share exercise price for your New Awards will be the closing price of our common stock on the New Award Grant Date. However, your participation in this offer does not guarantee that the fair market value for a share of our common stock will not decrease below the closing price of our common stock on the New Award Grant Date at some point in the future, thereby leaving you with an underwater option.

Tax-Related Risks

Tax effects of New Awards.

If you participate in the offer and receive New Options in exchange for Eligible Options, you generally will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the exchange or on the New Award Grant Date. For more detailed information, please read the rest of the Offer to Exchange, and see the tax disclosure set forth under Section 14 of the Offer to Exchange.

Tax-related risks for non-U.S. Eligible Participants.

Non-U.S. Eligible Participants should carefully review the schedule for their country of employment and/or residence in Schedules C through O attached to this offer to determine whether participation in the offer could trigger any negative income tax, social insurance contribution or other tax or legal consequences.

If you are a tax resident of multiple countries, there may be income tax and social insurance contribution consequences of more than one country that apply to you.

If you are subject to the tax laws of more than one jurisdiction, you should be aware that there may be income tax and social insurance contribution consequences of more than one country that may apply to you. You should consult your own tax adviser to discuss these consequences.

There are additional tax-related risks for Eligible Participants who have transferred employment or service status between two or more countries.

If you have been employed by or provided services to us (or one of our subsidiaries) in more than one tax jurisdiction, you should be aware that there may be tax and social insurance contribution consequences in each jurisdiction that may apply to you. If you received your Eligible Options when you resided in one country but now reside in a different country, you may have a tax obligation in the country of the original grant in connection with the New Awards received under this Offer to Exchange. You should consult your own tax adviser to discuss these consequences if you have transferred employment or service status and/or your residence between two or more tax jurisdictions.

Risks Related to Our Business

Our business and financial results will be materially adversely impacted if we are unable to successfully implement our growth plans, strategic initiatives, and restructuring efforts.

Beginning in mid-2012, we developed a major new growth plan that continues to evolve. We have also embarked upon strategic initiatives intended to simplify and accelerate our operations, and restructuring efforts intended to streamline costs and bring more focus to our businesses. The simultaneous execution of all of these measures is ambitious and we have not attempted to pursue this level of transition in our history. We can provide no assurance that we will be successful in implementing our growth plans, strategic initiatives, and restructuring efforts, either in a timely manner or at all, and our failure to do so would have a material adverse impact on our business and financial results. Moreover, the implementation of our growth plans, strategic initiatives and restructuring efforts has required significant cash outlays, and we cannot guarantee that these expenditures will have the desired return or that our cash reserves will be sufficient for a successful transition.

We need to successfully monetize our products and services in order to sustain and grow our businesses.

In order to sustain our current level of operations and to implement our growth plans, we must successfully monetize our products and services. The process of developing and distributing products and services is complex, costly and uncertain, and is subject to a number of risks. Providing products and services that are attractive and useful to subscribers and consumers is in part subject to unpredictable and volatile factors beyond our control, including end-user preferences, competing products and services, and a limited number of dominant distribution partners. Any failure by us to timely respond to or accurately anticipate consumers’ changing needs, emerging technological trends or important changes in the market or competition for products and services that we introduce, or that we have launched, could increase the current rate of decline in our market share or result in the loss of market opportunities. In addition, we must make long-term investments, develop or obtain appropriate intellectual property and commit significant resources before knowing whether the products and services that we are developing or have introduced will meet the needs of a large enough group of consumers, which may result in no return or a loss on our investments. Moreover, if we are unsuccessful in securing profitable distribution channels with new partners, including mobile carriers, strengthening channels with existing partners, and monetizing our products and services, our revenue will continue to decline and our business will suffer.

Over the past four years, we have invested heavily in the development of new products and enhanced features for such products, and we expect to continue to invest both in further development and in sales and marketing efforts aimed at monetizing certain of these products and services. If we are unable to generate sustained interest in these products and services, and therefore drive revenue growth, our financial results and cash position will continue to be materially negatively impacted.

Furthermore, new products and services may be subject to legal challenge. Responding to any such claims may require us to enter into royalty and licensing agreements on unfavorable terms, require us to stop distributing or selling, or to redesign our products or services, or to pay damages, any of which could materially harm our operating results and our ability to grow our businesses.

Our historically core products and services face new and continuing challenges, causing our revenues to materially decline.

Our products and services that have historically been core to the company were primarily distributed through desktop computers and feature phones. Consumer behavior and tastes continue to change and the market for such products and services has been moving to smartphones and tablets. Although we have developed newer products and services for these emerging platforms there is no guarantee that we will be successful. In addition, as new operating systems are introduced or updated for these platforms, we are likely to continue to face difficulties reaching our traditional customer base and other unknown distribution challenges.

Our restructuring efforts may not yield the anticipated benefits to our shareholders.

Since 2012, we have taken steps to restructure and simplify our business and operations. In September 2012, we announced plans to divisionalize our business, which we implemented during the first quarter of 2013, and to significantly reduce operating expenses, in part through a reduction in our workforce that was substantially concluded by the end of the second quarter of 2013. In August 2014, we announced a further reduction in our workforce and related cost reductions, and during the second and third quarters of 2015, we recorded $2.0 million and $3.1 million, respectively, in severance and restructuring charges relating to additional workforce reductions. We continue to assess opportunities to further streamline our operations and make our businesses more efficient. There can be no assurance, however, that our past or future restructuring efforts will be successful. Our business and operations may be harmed to the extent there is customer or employee uncertainty surrounding the future direction of our product and service offerings and strategy for our businesses. Our restructuring activities have included implementing cost-cutting initiatives, which may not lead to future profitability and which could materially impact our ability to compete in future periods. If we are unable to effectively re-align the cost structure of our businesses or streamline and simplify our operations, our stock price may continue to be adversely affected, and we and our shareholders will not realize the anticipated financial, operational and other benefits from such initiatives.

Our businesses face substantial competitive challenges that may prevent us from being successful in those businesses, and may negatively impact future growth in those businesses.

Many of our current and potential competitors in our businesses have longer operating histories, greater name recognition, more employees and significantly greater resources than we do. To effectively compete in the markets for our products and services, we may experience the following consequences, any of which would adversely affect our operating results and the trading price of our stock:

•	reduced prices or margins,

•	loss of current and potential customers, or partners and potential partners who distribute our products and services or who provide content that we distribute to our customers,

•	changes to our products, services, technologies, licenses or business practices or strategies,

•	lengthened sales cycles,

•	industry-wide changes in content distribution to customers or in trends in consumer consumption of digital media products and services,

•	pressure to prematurely release products or product enhancements, or

•	degradation in our stature or reputation in the market.

The market for our Mobile Services business, including our ringback tones and music on demand solutions, is highly competitive and evolving rapidly. Increased use of smartphones has resulted in a proliferation of applications and services that compete with our SaaS services and, in many cases, are not dependent upon our mobile partners to make them available to subscribers. Increased competition has in the past resulted in pricing pressure, forcing us to lower the selling price of our services. We expect this pricing pressure to continue to materially harm our operating results and financial condition.

Our RealTimes product faces strong competition from other technology companies and cloud service providers, including some that are firmly established in the marketplace and have access to extensive resources, as well as video and photo sharing services. In addition, as we continue to develop this product and expand its reach, we have seen and expect to continue to see growing competition from companies offering innovative features for engaging with users’ video content, some of which are offered for free. To be competitive, our RealTimes product must provide sufficiently engaging and compelling features for users’ digital content, enticing consumers directly to the application and creating an appealing value proposition for our distribution partners.

Our RealPlayer software services compete with alternative streaming media playback technologies and audio and video formats which have obtained broad market penetration. Similarly, our codec technology faces strong competition, with successful adoption of newer versions uncertain. If we are unable to compete successfully, our Consumer Media business could continue to decline.

The branded services in our Games business compete with other online aggregators and distributors of online, downloadable and social casual PC games. Some of these competitors have high volume distribution channels and greater financial resources than we do. Our Games business also competes with many other smaller companies that may be able to adjust to market conditions, including responding effectively to the growing popularity of casual games on social networks, faster than us. We also face significant price competition in the casual games market, and some of our competitors may be able to offer games for free, or reduce prices more aggressively than us. We expect competition to continue to intensify in this market from these and other competitors. Our games development studios compete primarily with other developers of online, downloadable, mobile and social casual PC games and must continue to develop popular and high-quality game titles. Our Games business must also continue to execute on opportunities to expand the play of our games on a variety of non-PC platforms, including social networks, in order to maintain our competitive position and to grow the business. If we are unable to achieve future growth in our revenue, our Games business will continue to suffer.

Contracts with mobile customers subject us to significant risks that could negatively impact our revenue or otherwise harm our operating results.

We derive a material portion of our revenue from the SaaS offerings we provide to mobile carriers, and we have begun to leverage our carrier relationships for the distribution of our photo and video sharing solution. Many of our contracts with carriers provide for revenue sharing arrangements, but we have limited control over the pricing decisions of our carrier customers. Furthermore, most of these contracts do not provide for guaranteed minimum payments or usage levels. Because most of our carrier customer contracts are nonexclusive, it is possible that our mobile carrier customers could purchase similar services from third parties and cease to use our services in the future. As a result, our revenue derived under these agreements could be substantially reduced depending on the pricing and usage decisions of our carrier customers. In addition, some of our contracts require us to incur significant set-up costs prior to the launch of services with a carrier customer. We may be required to record impairments or other charges in future periods related to our carrier customer contracts, which would negatively impact our results of operations.

In addition, none of our SaaS contracts with carriers obligate our carrier customers to market or distribute any of our SaaS offerings. Despite the lack of marketing commitments, revenue related to our SaaS offerings is, to a large extent, dependent upon the marketing and promotion activities of our carrier customers. In addition, many of our carrier contracts are short term and allow for early termination by the carrier with or without cause. These contracts are therefore subject to renegotiation of pricing or other key terms that could be adverse to our interests and leave us vulnerable to non-renewal by the carriers. The loss of carrier customers, a reduction in marketing or promotion of our SaaS offerings, or the termination, non-renewal or renegotiation of contract terms that are less favorable to us would result in the loss of future revenues from our SaaS offerings.

Finally, nearly all of our carrier contracts obligate us to indemnify the carrier customer for certain liabilities and losses incurred by them, including liabilities resulting from third party claims for damages that arise out of the use of our technology. These indemnification terms provide us with certain procedural safeguards, including the right to control the defense of the indemnified party. Pursuant to these indemnifications obligations, we have in the past agreed to control the defense on behalf of certain of our carrier customers related to patent infringement proceedings. In 2013, we settled two such litigation matters. Future claims against which we may be obligated to defend our carrier customers could result in payments that could materially harm our business and financial results.

A majority of the revenue that we generate in our Mobile Services segment is dependent upon our relationships with a few customers, and any deterioration of these relationships could materially harm our revenue.

We generate a significant portion of our revenue from sales within our Mobile Services business to a few of our mobile customers and their affiliates. In the near term, we expect that we will continue to generate a significant portion of our total revenue from these customers. If these customers fail to market or distribute our services or terminate or fail to renew their business contracts with us, or if our relationships with these customers deteriorate in any significant way, we may be unable to replace the affected business arrangements with acceptable alternatives. Failure to maintain our relationships with these customers could have a material negative impact on our revenue and financial results.

We may not be successful in maintaining and growing our distribution of digital media products.

Maintaining and growing the distribution of digital media products through our websites and our other distribution channels has historically been important to our business, including growth through the introduction of new products and services distributed through these channels. Consumers are not downloading and using our digital media products consistent with past usage, so our ability to generate revenue from those products has been, and we expect will continue to be, reduced, leading to lower than expected adoption of newly introduced products and services. Our inability to maintain continued high volume distribution of our digital media products could also continue to hold back the growth and development of related revenue streams from these market segments, including the distribution of third-party products and sales of our subscription services, and therefore harm our business and our prospects. Our revenue from the distribution of third-party products will also continue to be negatively impacted if those products are not more widely downloaded and used by consumers, including due to the relative market saturation of such products. Most of our revenue from the distribution of third-party products has historically been derived from a single customer, and the terms of this relationship have significantly changed since the third quarter of 2014. Our distribution revenue has been, and may continue to be, materially negatively impacted by these factors, and we cannot guarantee that future revenue will rebound to historical levels.

Our operating results are difficult to predict and may fluctuate, which may contribute to continued weakness in our stock price.

The trading price for our common stock has a history of volatility. Our recent stock price history shows a downward trend, with a closing price of $4.46 on October 31, 2016, and a range from $3.04 to $5.10 per share during the 52-week period ended September 30, 2016. As a result of the rapidly changing markets in which we compete, our operating results may fluctuate or continue to decline from period to period, which may contribute to volatility or continued weakness of our stock price.

In past periods, our operating results have been affected by personnel reductions and related restructuring charges, lease exit and related charges, and impairment charges for certain of our equity investments, goodwill and other long-lived assets. In addition to these factors, the general difficulty in forecasting our operating results and metrics could result in actual results that differ significantly from expected results, causing volatility and continued weakness in our stock price.

Certain of our product and service investment decisions (for example, research and development and sales and marketing efforts) are based on predictions regarding business and the markets in which we compete. Fluctuations in our operating results, particularly when experienced beyond what we expected, could cause the trading price of our stock to fluctuate. Weakness in our operating performance is likely to cause continued weakness in our stock price.

Any impairment to our goodwill and definite-lived assets could result in a significant charge to our earnings.

In accordance with accounting principles generally accepted in the United States, we are required to test goodwill for possible impairment on an annual basis based upon a fair value approach, or more frequently in the event of certain indications of possible impairment. We review definite-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable. These events or circumstances could include a significant change in the business climate, including a significant sustained decline in a reporting unit’s market value, changes in our operating plans and forecasts, legal factors, operating performance indicators, competition, sale or disposition of a significant portion of our business, a significant sustained decline in our market capitalization and other factors. If we were to determine that an impairment had occurred, we would be required to record an impairment charge, which could have a significant negative, and unpredicted, impact on our financial results. The total carrying value of our goodwill and definite-lived assets as of September 30, 2016, was $20.1 million.

Continued loss of revenue from our subscription services may continue to harm our operating results.

Our operating results have been and may continue to be adversely impacted by the loss of subscription revenue related to our more traditional products and services. Subscribers may cancel their subscriptions to our services for many reasons, including a perception that they do not use the services sufficiently or that the service does not provide enough value, a lack of attractive or exclusive content generally or as compared with competitive service offerings, or because customer service issues are not satisfactorily resolved. Revenue from our SuperPass subscription service, for example, has declined in recent periods due to changes in consumer preferences and changes on our part to focus on other products and services we offer, and we expect these trends to continue.

Government regulation of the Internet is evolving, and unfavorable developments could have an adverse effect on our operating results.

We are subject to regulations and laws specific to the marketing, sale and delivery of goods and services over the Internet. These laws and regulations, which continue to evolve, cover taxation, user privacy, data collection and protection, copyrights, electronic contracts, sales procedures, automatic subscription renewals, credit card processing procedures, consumer protections, digital games distribution, broadband Internet access and content restrictions. We cannot guarantee that we have been or will be fully compliant in every jurisdiction, as it is not entirely clear how existing laws and regulations governing issues such as privacy, taxation and consumer protection apply or will be enforced with respect to the products and services we sell through the Internet. Moreover, as Internet commerce continues to evolve, increasing regulation and/or enforcement efforts by federal, state and foreign agencies and the prospects for private litigation claims related to our data collection, privacy policies or other e-commerce practices become more likely. In addition, the adoption of any laws or regulations or the imposition of other legal requirements that adversely affect our ability to market, sell, and deliver our products and services could decrease our ability to offer or customer demand for our service offerings, resulting in lower revenue. Future regulations, or changes in laws and regulations or their existing interpretations or applications, could also require us to change our business practices, raise compliance costs or other costs of doing business and result in additional historical or future liabilities for us, resulting in adverse impacts on our business and our operating results.

As a consumer-facing business, we receive complaints from our customers regarding our consumer marketing efforts and our customer service practices. Some of these customers may also complain to government agencies, and from time to time, those agencies have made inquiries to us about these practices. In addition, we may receive complaints or inquiries directly from governmental agencies that have not been prompted by consumers. In May of 2012, we resolved an investigation and complaint filed against us by the Washington State Office of the Attorney General, or Washington AG, relating to our consumer marketing practices through the entry of a consent decree filed in King County, Washington Superior Court. While we resolved that matter, we cannot provide assurance that the Washington AG or other governmental agencies will not bring future claims regarding our marketing, or consumer services or other practices.

Global and national economic conditions have in the past and could in the future have a material adverse impact on our business, financial condition and results of operations.

Our business and operations depend significantly on global and national economic conditions. Because consumers may consider the purchase of our digital entertainment products and services to be a discretionary expenditure, their decision whether to purchase our products and services may be influenced by macroeconomic factors that affect consumer spending such as unemployment, access to credit, negative financial news, and declines in income. In addition, our carrier customers and business partners may reduce their business or advertising spending with us in the face of adverse macroeconomic conditions, such as financial market volatility, government austerity programs, tight credit, and declines in asset values. We have in the past recorded material asset impairment charges due in part to weakness in the global economy, and we may need to record additional impairments to our assets in future periods in the event of renewed weakness and uncertainty in the global or national economy. Accordingly, any significant weakness in the national and/or global economy could materially impact our business, financial condition and results of operations in a negative manner.

Rhapsody could continue to recognize losses, which could negatively impact our results of operations and financial condition.

On March 31, 2010, we completed the restructuring of our digital audio music service joint venture, Rhapsody America LLC. As a result of the restructuring, we no longer have operational control over Rhapsody and Rhapsody’s operating performance is no longer consolidated with our consolidated financial statements. Rhapsody has generated accounting losses since its inception and we have recognized losses on our investment in the convertible preferred stock of Rhapsody since the restructuring. If Rhapsody continues to incur losses, if it otherwise experiences a significant decline in its business or financial condition, or if we provide financial support to or increase our investment in Rhapsody, we could incur further losses on our investment, which could have an adverse effect on our financial condition and results of operations. See Note 5, Rhapsody Joint Venture, to the unaudited condensed consolidated financial statements included in Item 1 of Part I of this 10-Q, for further discussion.

Additionally, given the current proportion of the outstanding equity of Rhapsody that we hold, we need to receive Rhapsody’s unaudited quarterly financial statements and related information in order to timely prepare our quarterly consolidated financial statements and also to report certain of Rhapsody’s financial results, as may be required, in our quarterly reports on Form 10-Q. In addition, we may be required to include Rhapsody’s annual audited financial statements in our annual report on Form 10-K in future periods. As we no longer exert operational control over Rhapsody, we cannot guarantee that Rhapsody will deliver its financial statements and related information to us in a timely manner, or at all, or that the unaudited financial statement information provided by Rhapsody will not contain inaccuracies that are material to our reported results. Any failure to timely obtain Rhapsody’s quarterly financial statements or to include its audited financial statements in our future annual reports on Form 10-K, if required, could cause our reports to be filed in an untimely manner, which would preclude us from utilizing certain registration statements and could negatively impact our stock price.

The continued loss of key personnel, or difficulty recruiting and retaining them, could significantly harm our business or jeopardize our ability to meet our growth objectives.

Our success depends substantially on the contributions and abilities of certain key executives and employees. We have experienced a significant amount of executive-level turnover in the past several years, which has had and could continue to have a negative impact on our ability to retain key employees. Rob Glaser, our founder, Chairman and initial chief executive officer, resigned as chief executive officer in 2010, was appointed as interim chief executive officer in July 2012, and was named permanent chief executive officer in July 2014. In addition, each member of our executive team was either hired or promoted to his or her executive position within the past four years. We cannot provide assurance that we will effectively manage these executive-level transitions, which may impact our ability to retain key executives and employees and which could harm our business and operations to the extent there is customer or employee uncertainty arising from such transitions.

Our success is also substantially dependent upon our ability to identify, attract and retain highly skilled management, technical and sales personnel. Qualified individuals are in high demand and competition for such qualified personnel in our industry, particularly engineering talent, is extremely intense, and we may incur significant costs to attract or retain them. Our ability to attract and retain personnel has been and may continue to be made more difficult by the uncertainty created by our executive-level turnover and by our continued restructuring efforts, which have involved reductions in our workforce. There can be no assurance that we will be able to attract and retain the key personnel necessary to sustain our business or support future growth.

Acquisitions and divestitures involve costs and risks that could harm our business and impair our ability to realize potential benefits from these transactions.

As part of our business strategy, we have acquired and sold technologies and businesses in the past and expect that we will continue to do so in the future. For example, most recently, in August 2015 we completed the sale of our Slingo and social casino games business. The failure to adequately manage transaction costs and address the financial, legal and operational risks raised by acquisitions and divestitures of technology and businesses could harm our business and prevent us from realizing the benefits of these transactions. In addition, we may identify and acquire target companies, but those companies may not be complementary to our current operations and may not leverage our existing infrastructure or operational experience, which may increase the risks associated with completing acquisitions.

Transaction-related costs and financial risks related to completed and potential future purchase or sale transactions may harm our financial position, reported operating results, or stock price. Previous acquisitions have resulted in significant expenses, including amortization of purchased technology, amortization of acquired identifiable intangible assets and the incurrence of charges for the impairment of goodwill and other intangible assets, which are reflected in our operating expenses. New acquisitions and any potential additional future impairment of the value of purchased assets, including goodwill, could have a significant negative impact on our future operating results. For example, in 2013 we acquired Slingo, Inc. pursuant to which we recorded $8.0 million of intangible assets and $9.9 million in goodwill, and Muzicall Limited pursuant to which we recorded $5.4 million of intangible assets and $1.3 million in goodwill. In compliance with accounting principles generally accepted in the United States, we evaluate these assets for impairment at least annually. Factors that may be considered a change in circumstances, indicating that our goodwill, indefinite-lived intangible assets or definite-lived assets may not be recoverable, include reduced future revenue and cash flow estimates due to changes in our forecasts, and unfavorable changes to valuation multiples and discount rates due to changes in the market. If we were to conclude that any of these assets were impaired, we would have to recognize an impairment charge that could significantly impact our financial results.

Purchase and sale transactions also involve operational risks that could harm our existing operations or prevent realization of anticipated benefits from a transaction. These operational risks include:

•	difficulties and expenses in assimilating the operations, products, technology, information systems, and/or personnel of the acquired company;

•	retaining key management or employees of the acquired company;

•	entrance into unfamiliar markets, industry segments, or types of businesses;

•	operating, managing and integrating acquired businesses in remote locations or in countries in which we have little or no prior experience;

•	diversion of management time and other resources from existing operations;

•	impairment of relationships with employees, affiliates, advertisers or content providers of our business or acquired business; and

•	assumption of known and unknown liabilities of the acquired company, including intellectual property claims.

We may be unable to adequately protect our proprietary rights or leverage our technology assets, and may face risks associated with third-party claims relating to intellectual property rights associated with our products and services.

Our ability to compete across our businesses partly depends on the superiority, uniqueness and value of our technology, including both internally developed technology and technology licensed from third parties. To protect our proprietary rights, we rely on a combination of patent, trademark, copyright and trade secret laws, confidentiality agreements with our employees and third parties, and protective contractual provisions. Our efforts to protect our intellectual property rights may not assure our ownership rights in our intellectual property, protect or enhance the competitive position of our products and services or effectively prevent misappropriation of our technology. We also routinely receive challenges to our trademarks and other proprietary intellectual property that we are using in our business activities in China. Disputes regarding the validity and scope of patents or the ownership of technologies and rights associated with streaming media, digital distribution, and online businesses are common and likely to arise in the future. While we sold to Intel Corporation in 2012 most of our patents, including patents that covered streaming media, we agreed to indemnify Intel for certain third-party infringement claims against these patents up to the purchase price we received in the sale. We may also be forced to litigate, to enforce, or defend our patents and other intellectual property rights or to determine the validity and scope of other parties’ proprietary rights, enter into royalty or licensing agreements on unfavorable terms or redesign our product features and services. Any such dispute would likely be costly and distract our management, and the outcome of any such dispute could fail to improve our business prospects or otherwise harm our business.

From time to time we receive claims and inquiries from third parties alleging that our technology may infringe the third parties’ proprietary rights, especially patents. Third parties have also asserted and most likely will continue to assert claims against us alleging contract breaches, infringement of copyrights, trademark rights, trade secret rights or other proprietary rights, or alleging unfair competition or violations of privacy rights. These claims, even if not meritorious, could force us to spend significant financial and managerial resources. Given the broad distribution of some of our consumer products, any individual claim related to those products could give rise to liabilities that may be material to us. For example, in July 2012, VoiceAge Corporation brought a lawsuit against us alleging breach of our obligation to pay them licensing fees under our patent license agreement with VoiceAge and seeking a material amount in damages. While we settled the dispute with VoiceAge in the fourth quarter of 2013, similar future lawsuits could result in significant legal expenses, monetary damages, penalties or injunctive relief against us that could have a material adverse impact on our financial results. In addition, in 2012 we sold substantially all of our patent assets to Intel. We believe that our patent portfolio may have in the past discouraged third parties from bringing infringement or other claims against us relating to the use of our technologies in our business. Accordingly, we cannot predict whether the sale of these patent assets to Intel will result in additional infringement or other claims against us from third parties.

Our business and operating results will suffer if our systems or networks fail, become unavailable, unsecured or perform poorly so that current or potential users do not have adequate access to our products, services and websites.

Our ability to provide our products and services to our customers and operate our business depends on the continued operation and security of our information systems and networks. A significant or repeated reduction in the performance, reliability, security or availability of our information systems and network infrastructure could harm our ability to conduct our business, and harm our reputation and ability to attract and retain users, customers, advertisers and content providers. We have on occasion experienced system errors and failures that caused interruption in availability of products or content or an increase in response time. Problems with our systems and networks, or the third party systems and networks that we utilize, could result from our failure to adequately maintain and enhance these systems and networks, natural disasters and similar events, power failures, HVAC failures, intentional actions to disrupt our systems and networks and many other causes. The vulnerability of a large portion of our computer and communications infrastructure is enhanced due to its geographic concentration in Seattle, Washington, an area that is at heightened risk of earthquake, flood, and volcanic events. Many of our services do not currently have fully redundant systems or a formal disaster recovery plan, and we may not have adequate business interruption insurance to compensate us for losses that may occur from a system outage.

The growth of our business is dependent in part on successfully managing our international operations.

Our international operations involve risks inherent in doing business globally, including difficulties in managing operations due to distance, language, and cultural differences, local economic conditions, different or conflicting laws and regulations, taxes, and exchange rate fluctuations. The functional currency of our foreign subsidiaries is the local currency of the country in which each subsidiary operates. We translate our subsidiaries’ revenues into U.S. dollars in our financial statements, and continued volatility in foreign exchange rates, particularly if the U.S. dollar strengthens against the euro or the Korean won, may result in lower reported revenue or net assets in future periods. If we do not effectively manage any of the risks inherent in running our international businesses, our operating results and financial condition could be harmed.

We may be subject to market risk and legal liability in connection with our data collection and data security capabilities.

Many of our products are interactive Internet applications that by their very nature require communication between a client and server to operate. For example, to provide better consumer experiences and to operate effectively, our products send information, including personally identifiable information, to our servers or servers hosted by third parties. In addition, we sell many of our products and services through online sales transactions directly with consumers, through which we collect and store credit card information.

In connection with our direct sales to consumers, we may be the victim of fraudulent transactions, including credit card fraud, which presents a risk to our revenue and potentially disrupts service to our consumers. While we take measures to protect our consumer data, we have experienced unauthorized access to our consumer data in the past, and it is possible that our security controls over consumer data may not prevent future improper access or disclosure of credit card information or personally identifiable information. We have an extensive privacy policy concerning the collection, use and disclosure of user data involved in interactions between our client and server products. A security breach that leads to disclosure of consumer account information (including personally identifiable information) or any failure by us to comply with our posted privacy policy or existing or new legislation regarding privacy issues could harm our reputation, impact the market for our products and services, subject us to litigation, and require us to expend significant resources to mitigate the breach of security, comply with breach notification laws or address related matters.

Changes in regulations applicable to the Internet and e-commerce that increase the taxes on the services we provide could materially harm our business and operating results.

As Internet commerce continues to evolve, increasing taxation by state, local or foreign tax authorities becomes more likely. For example, taxation of electronically delivered products and services or other charges imposed by government agencies may also be imposed. We believe we collect transactional taxes and are compliant and current in all jurisdictions where we believe we have a collection obligation for transaction taxes. Any regulation imposing greater taxes or other fees for products and services could result in a decline in the sale of products and services and the viability of those products and services, harming our business and operating results. A successful assertion by one or more states or foreign tax authorities that we should collect and remit sales or other taxes on the sale of our products or services could result in substantial liability for past sales.

In those countries where we have a tax obligation, we collect and remit value added tax, or VAT, on sales of “electronically supplied services” provided to European Union residents. The collection and remittance of VAT subjects us to additional currency fluctuation risks.

We may be subject to additional income tax assessments and changes in applicable tax regulations could adversely affect our financial results.

We are subject to income taxes in the U.S. and numerous foreign jurisdictions. Significant judgment is required in determining our worldwide provision for income taxes, income taxes payable, and net deferred tax assets. In the ordinary course of business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe our tax estimates are reasonable, the final determination of tax audits and any related litigation could be materially different than that which is reflected in our historical financial statements. An audit or litigation can result in significant additional income taxes payable in the U.S. or foreign jurisdictions which could have a material adverse effect on our financial condition and results of operations.

The U.S. is considering corporate tax reform that may significantly change the corporate tax rate and U.S. international tax rules. Additionally, longstanding international tax norms that determine each country’s jurisdiction to tax cross-border international trade are evolving. Given the unpredictability of these possible changes and their potential interdependency, it is very difficult to assess whether the overall effect of such potential tax changes would be cumulatively positive or negative for our earnings and cash flow, but such changes could adversely impact our financial results.

Our Chairman of the Board and Chief Executive Officer beneficially owns approximately 37% of our stock, which gives him significant control over certain major decisions on which our shareholders may vote or may discourage an acquisition of us.

Robert Glaser, our Chairman of the Board and Chief Executive Officer, beneficially owns approximately 37% of our common stock. As a result, Mr. Glaser and his affiliates will have significant influence to:

•	elect or defeat the election of our directors;

•	amend or prevent amendment of our articles of incorporation or bylaws;

•	effect or prevent a merger, sale of assets or other corporate transaction; and

•	control the outcome of any other matter submitted to the shareholders for vote.

The stock ownership of Mr. Glaser and his affiliates may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of RealNetworks, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

Provisions of our charter documents, shareholder rights plan, and Washington law could discourage our acquisition by a third party.

Our articles of incorporation provide for a strategic transactions committee of the board of directors. Without the prior approval of this committee, and subject to certain limited exceptions, the board of directors does not have the authority to:

•	adopt a plan of merger;

•	authorize the sale, lease, exchange or mortgage of assets representing more than 50% of the book value of our assets prior to the transaction or on which our long-term business strategy is substantially dependent;

•	authorize our voluntary dissolution; or

•	take any action that has the effect of any of the above.

Mr. Glaser has special rights under our articles of incorporation to appoint or remove members of a strategic transactions committee at his discretion that could make it more difficult for RealNetworks to be sold or to complete another change of control transaction without Mr. Glaser’s consent. RealNetworks has also entered into an agreement providing Mr. Glaser with certain contractual rights relating to the enforcement of our charter documents and Mr. Glaser’s roles and authority within RealNetworks. These rights and his role as Chairman of the Board of Directors, together with Mr. Glaser’s significant beneficial ownership, create unique potential for concentrated influence of Mr. Glaser over potentially material transactions involving RealNetworks and decisions regarding the future strategy and leadership of RealNetworks.

We have adopted a shareholder rights plan, which was amended and restated in December 2008, and amended in April 2016, which provides that shares of our common stock have associated preferred stock purchase rights. The exercise of these rights would make the acquisition of RealNetworks by a third party more expensive to that party and has the effect of discouraging third parties from acquiring RealNetworks without the approval of our board of directors, which has the power to redeem these rights and prevent their exercise.

Washington law imposes restrictions on some transactions between a corporation and certain significant shareholders. The foregoing provisions of our charter documents, shareholder rights plan, our agreement with Mr. Glaser, and Washington law, as well as our charter provisions that provide for a classified board of directors and the availability of “blank check” preferred stock, could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. These provisions may therefore have the effect of limiting the price that investors might be willing to pay in the future for our common stock.

THE OFFER

1.	Eligibility.

You are an “Eligible Participant” and may participate in the offer if you are an active employee or other service provider of RealNetworks (or one of its subsidiaries) whose principal work location is in an Eligible Country as of the start of the offer and remain so through the Cancellation Date. Our Chief Executive Officer and members of our board of directors may not participate in this offer and are not Eligible Participants.

To participate in the offer and receive a grant of New Awards, you must remain an employee or service provider of RealNetworks, one of its subsidiaries, or a successor entity with a principal work location in an Eligible Country through the New Award Grant Date. The New Award Grant Date will be the same U.S. calendar day as the Cancellation Date. If you do not remain an employee or service provider of RealNetworks, one of its subsidiaries, or a successor entity, or your principal work location does not remain an Eligible Country, through the New Award Grant Date, you will keep your current Eligible Options and they will vest and expire in accordance with their terms. If we do not extend the offer, the New Award Grant Date is expected to be December 6, 2016. Except as provided by applicable law and/or any employment or service agreement between you and RealNetworks (or one of its subsidiaries), your employment or service relationship with RealNetworks (or one of its subsidiaries) will remain “at-will” regardless of your participation in the offer and can be terminated by you or RealNetworks (or the applicable subsidiary) at any time with or without cause or notice. In order to vest in your New Awards, you generally must remain an employee or service provider of RealNetworks (or one of its subsidiaries) through each relevant vesting date.

2.	Number of New Awards; Expiration Date.

Subject to the terms and conditions of this offer, we will accept for exchange Eligible Options granted with an exercise price per share that is at least $4.33 and greater than the closing price of our common stock on the NASDAQ Global Select Market as of the Expiration Date under the Plans that are held by Eligible Participants, are outstanding and unexercised as of the Expiration Date, and that are properly elected to be exchanged, and are not validly withdrawn, before the Expiration Date. In order to be eligible, options must be outstanding on the Expiration Date. For example, if a particular option grant expires during the Offering Period, that option grant is not eligible for exchange.

Participation in this offer is completely voluntary. You may decide which of your Eligible Option Grants you wish to exchange. If you hold more than one Eligible Option Grant, however, you may choose to exchange one or more of such Eligible Option Grants without having to exchange all of your Eligible Option Grants. If you elect to participate in this offer, you must exchange all of the shares subject to any particular Eligible Option Grant that you choose to exchange. We will not accept partial tenders of option grants. If you elect to participate in this offer with respect to any partially exercised Eligible Option Grant, you must exchange the entire remaining portion of such option grant. Moreover, you may not elect to exchange only the unvested portion of an Eligible Option Grant.

For example, if you hold (1) an Eligible Option Grant to purchase 1,000 shares, 700 of which you have already exercised, (2) an Eligible Option Grant to purchase 1,000 shares, and (3) an Eligible Option Grant to purchase 3,000 shares, you may choose to exchange all three option grants, or only two of the three option grants, or only one of the three grants, or none at all. You may not elect to exchange a partial amount under any option grant (such as an election to exchange only 150 shares of the remaining 300 shares under the first option grant).

If you have an option that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not an Eligible Participant beneficially owns a portion of that option, you may accept this offer with respect to the entire remaining outstanding portion of the option grant if so directed by the beneficial owner as to his or her portion in accordance with the domestic relations order or comparable legal documents. As described above, we will not accept partial tenders of option grants, so you may not accept this offer with respect to a portion of an Eligible Option Grant that is beneficially owned by you while rejecting it with respect to the portion beneficially owned by someone else. As you are the legal owner of the Eligible Options, we will respect an election to exchange such Eligible Option Grant pursuant to the offer that is made by you and accepted by us and we will not be responsible to you or the beneficial owner of the Eligible Option Grant for any action taken by you with respect to such Eligible Option Grant.

For example, if you are an Eligible Participant and you hold an Eligible Option Grant to purchase 3,000 shares that is subject to a domestic relations order, 1,000 shares of which are beneficially owned by your former spouse, and you have exercised 500 of the remaining 2,000 shares, then you may elect to exchange the 2,500 shares that remain outstanding subject to the Eligible Option Grant, or you may elect not to participate in the offer at all with respect to this option grant. These are your only choices with respect to this option grant.

New Awards

All Eligible Participants who properly tender Eligible Options pursuant to this offer will receive New Awards. The per share exercise price of the New Awards will be the closing price of a share of our common stock on the NASDAQ Global Select Market on the New Award Grant Date, which is currently expected to be December 6, 2016.

However, ICP Participants who participate in this offer will be granted cash-settled SARs. SARs are a different type of equity award than options, and so the terms and conditions of any SARs necessarily will be different from options. In addition, any SARs granted under the offer that are exercised will be settled only in cash. Each SAR represents the right upon exercise to receive a cash payment in an amount equal to the product of the number of shares exercised, multiplied by the excess (if any) between the fair market value of a share of our common stock underlying the SAR on the exercise date over the per share exercise price, less any applicable tax or other required withholdings. Any cash amount payable upon exercise of SARs granted under the offer will be paid through local payroll.

Exchange Ratios

Subject to the terms of this offer and upon our acceptance of your properly tendered options, each Exchanged Option will be cancelled and replaced with a New Award covering the same number of shares of our common stock as the corresponding option that you exchange.

Example

If you exchange an Eligible Option Grant covering 1,000 shares, on the New Award Grant Date you will receive New Options (or SARs, with respect to ICP Participants) covering 1,000 shares of our common stock.

All New Awards will be subject to the terms of our 2005 Plan, as approved by the shareholders of the Company on September 19, 2016, and to be effective upon the completion of the offer, and to an award agreement entered into between you and RealNetworks. All New Awards will be New Options except that New Awards granted to any ICP Participants will be SARs. The applicable forms of award agreement under the 2005 Plan pursuant to which New Awards will be granted are filed as exhibits to the Schedule TO with which this Offer to Exchange has been filed. If you are an employee or service provider outside the U.S., your New Awards may be subject to additional terms and conditions set forth in a country-specific appendix to the award agreement to comply or facilitate compliance with local law.

The Expiration Date will be 9:00 p.m., U.S. Pacific Time, on December 6, 2016, unless we extend the offer. We may, in our discretion, extend the offer, in which event the Expiration Date will refer to the latest time and date at which the extended offer expires. See Section 15 which begins on page 55 of this Offer to Exchange for a description of our rights to extend, terminate, and amend the offer.

3.	Purpose of the offer.

The primary purpose of this offer is to provide added incentives to our employees and other service providers. We believe the offer will enable us to enhance long-term shareholder value by aligning the interests of our employees and other service providers more closely with the interests of our shareholders by issuing our employees and other service providers new stock options or cash-settled stock appreciation rights that will vest over a period of time following the exchange date if they remain an employee or other service provider with us or our subsidiaries.

We issued the currently outstanding options to attract and retain the best available personnel and to provide incentive to employees and other service providers of RealNetworks and its subsidiaries. As a result of the decline in our stock price, a significant number of stock options held by our employees and other service providers have per share exercise prices that exceed the current trading price of our common stock. These options are commonly referred to as being “underwater.” As a technology company facing intense competitive pressure in a market that requires constant innovation, our future prospects depend heavily on the energy, creativity, and motivation of our employees and other service providers. We believe that equity compensation, principally in the form of stock options (and in certain circumstances, stock appreciation rights), is an effective means to provide incentive to our employees and other services providers and directly align the interests of our employees and other service providers with those of our shareholders. By making this offer, we intend to provide Eligible Participants with the opportunity to own New Awards that over time may have a greater potential than the underwater options to increase in value.

Except as otherwise disclosed in this offer or in our SEC filings, we presently have no plans or proposals that relate to or would result in:

•	Any extraordinary transaction, such as a merger, reorganization or liquidation involving RealNetworks;

•	Any purchase, sale or transfer of a material amount of our assets;

•	Any material change in our present dividend rate or policy, or our indebtedness or capitalization;

•	Any change in our present board of directors or management, including, but not limited to, any plans or proposals to change the number or term of directors or to fill any existing board vacancies or to change any named executive officer’s material terms of employment;

•	Any other material change in our corporate structure or business;

•	Our common stock being delisted from the NASDAQ Global Select Market or not being authorized for quotation in an automated quotation system operated by a national securities association;

•	Our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

•	The suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

•	The acquisition by any person of a material amount of our securities or the disposition of a material amount of any of our securities; or

•	Any change in our articles of incorporation or bylaws, or any actions that may impede the acquisition of control of us by any person.

Neither we nor our board of directors makes any recommendation as to whether you should accept this offer, nor have we authorized any person to make any such recommendation. You should evaluate carefully all of the information in this offer and consult your own investment and tax advisers. You must make your own decision about whether to participate in this offer.

4.	Procedures for electing to exchange options.

Proper election to exchange options.

Participation in this offer is voluntary. If you are an Eligible Participant, at the start of the offer you will receive an email from Michael Parham, our General Counsel, announcing the offer. If you want to participate in the offer, you must make an election via one of the methods described below before the Expiration Date, currently expected to be 9:00 p.m., U.S. Pacific Time, on December 6, 2016.

Elections via Offer Website

1. To submit an election via the offer website, click on the link to the offer website in the launch email you received from Michael Parham, our General Counsel, dated November 3, 2016, announcing this offer or go to the offer website at http://www.equitytool.com/realnetworks.

2. Log into the offer website using the login instructions provided to you in the email you received from stock@realnetworks.com on November 3, 2016.

3. After logging into the offer website, go to the “My Grants” page where you will find personalized information with respect to each Eligible Option you hold, including:

•	the option number of the Eligible Option;

•	the grant date of the Eligible Option;

•	the total number of shares subject to the Eligible Option, showing shares vested and unvested; and

•	the current per share exercise price of the Eligible Option.

4. Select the Instructions link to review the instructions for completing your election and select the “Yes” button when you have completed your review. If you select the “No” button, you will not be permitted to submit your election. Select the appropriate box next to each of your Eligible Option Grants to indicate your choice whether to exchange your Eligible Options in accordance with the terms of this offer.

5. If you are satisfied with your elections, continue to the Terms and Conditions link. Select the “Yes” button to agree to the Terms and Conditions. If you do not agree to the Terms and Conditions by selecting the “No” button, you will not be permitted to submit your election. Click the “Submit” button to submit your election.

Elections via Fax or Email

Alternatively, you may submit your election form via facsimile or email by doing the following:

1. Properly complete, sign and date the election form that you received in the launch email you received from Michael Parham, our General Counsel, dated November 3, 2016, announcing the offer.

2. Submit the properly completed election form to Stock Plan Administration by email at stock@realnetworks.com or by fax to (206) 674-2593. We must receive your properly completed and submitted election form by the Expiration Date, currently expected to be 9:00 p.m., U.S. Pacific Time, on December 6, 2016.

If you want to use the offer website but you do not have access to the offer website for any reason, if you are unable to submit your election via the offer website as a result of technical failures of the offer website, such as the offer website being unavailable or the offer website not accepting your election, or if you choose not to use the offer website process, you may submit your election by email or facsimile by following the instructions provided above. To obtain a paper election form, please contact Stock Plan Administration by email at stock@realnetworks.com.

If you elect to exchange any Eligible Option Grant in this offer, you must elect to exchange all shares subject to that Eligible Option Grant. If you hold more than one Eligible Option Grant, however, you may choose to exchange one or more of such Eligible Option Grants without having to exchange all of your Eligible Option Grants. To help you recall your outstanding Eligible Options and give you the information necessary to make an informed decision, please refer to the grant information available via the offer website that lists your Eligible Option Grants, including the option number of your Eligible Options, the grant date of your Eligible Options, the total number of shares subject to your Eligible Options showing the shares vested and unvested, and the current per share exercise price of your Eligible Options. Each time you make an election on the RealNetworks offer website, please be sure to make an election with respect to each of your eligible options. If you need an election form or other offer documents or are unable to access your grant information via the offer website, you may contact Stock Plan Administration by email at stock@realnetworks.com.

This is a one-time offer, and we will strictly enforce the Offering Period. We reserve the right to reject any elections to exchange options that we determine are not in appropriate form or that we determine are unlawful to accept, as determined by the Company in its sole discretion. For example, and in no way limiting the Company’s ability to reject a form that it determines is not appropriate, if you fail to fully complete, or alter in any way, the election form or any of the related documents, the Company has the right to reject your election form. Subject to the terms and conditions of this offer, we will accept all properly tendered Eligible Options promptly after the expiration of this offer.

We may extend this offer. If we extend this offer, we will issue a press release, email or other communication disclosing the extension no later than 6:00 a.m., U.S. Pacific Time, on the U.S. business day following the previously scheduled Expiration Date.

Your delivery of all documents regarding the offer, including elections, is at your risk. We intend to confirm the receipt of your election by email within two U.S. business days of receiving your election. Please print and keep a copy of the Confirmation Statement for your records. The printed Confirmation Statement will provide evidence that you submitted your election. If you have not received a confirmation, it is your responsibility to confirm that we have received your election. You should contact Stock Plan Administration by email at stock@realnetworks.com. Note that if you submit any election within the last two U.S. business days prior to the expiration of the offer, time constraints may prevent RealNetworks from providing you with an email confirmation prior to the expiration of the offer. Only responses that are properly completed and actually received by RealNetworks by the deadline by the offer website, email, or facsimile will be accepted. Responses submitted by any other means, including hand delivery, interoffice, U.S. or non-U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted.

Our receipt of your election form is not by itself an acceptance of your options for exchange. For purposes of this offer, we will be deemed to have accepted options for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance of options for exchange. We may issue this notice of acceptance by press release, email or other form of communication. Options accepted for exchange will be cancelled on the Cancellation Date, which we presently expect will be December 6, 2016.

Determination of validity; rejection of options; waiver of defects; no obligation to give notice of defects.

We will determine, in our discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any options pursuant to any election forms. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge a determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties. We reserve the right to reject any election form or any options elected to be exchanged that we determine are not in appropriate form or that we determine are unlawful to accept. We will accept all properly tendered options that are not validly withdrawn. We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any tender of any particular options or for any particular option holder, provided that if we grant any such waiver, it will be granted with respect to all option holders and tendered options in a uniform and nondiscriminatory manner. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice. This is a one-time offer. We will strictly enforce the Offering Period, subject only to an extension that we may grant in our discretion.

Our acceptance constitutes an agreement.

Your election to exchange options through the procedures described above constitutes your acceptance of the terms and conditions of this offer. Our acceptance of your options for exchange will constitute a binding agreement between RealNetworks and you upon the terms and subject to the conditions of this offer.

5.	Withdrawal rights and change of election.

You may change an election you previously made with respect to some or all of your Eligible Option Grants, including an election to withdraw some or all of your Eligible Option Grants from this offer, only in accordance with the provisions of this section. You may change an election you previously made with respect to some or all of your Eligible Option Grants at any time by the Expiration Date, which is expected to occur at 9:00 p.m., U.S. Pacific Time, on December 6, 2016. If we extend the offer, you may submit an election changing your election, including an election to exchange any or all Eligible Options, at any time until the extended Expiration Date.

In addition, although we intend to accept all validly tendered options promptly after the expiration of this offer, if we have not accepted your options by 9:00 p.m., U.S. Pacific Time, on January 3, 2016, you may withdraw your options at any time thereafter.

To change an election you previously made with respect to some or all of your Eligible Option Grants, including an election to withdraw all of your Eligible Option Grants from this offer, you must deliver a valid new election form indicating only the Eligible Option Grants you wish to exchange in the offer or a valid new election form indicating that you reject the offer with respect to all of your Eligible Option Grants by doing one of the following before the Expiration Date, currently expected to be 9:00 p.m., U.S. Pacific Time, on December 6, 2016.

Election Changes and Withdrawals via Offer Website

1. Log into the offer website via the link provided in the launch email you received from Michael Parham, our General Counsel, dated November 3, 2016, or via http://www.equitytool.com/realnetworks, by using the login instructions provided to you in the email you received from stock@realnetworks.com on November 3, 2016.

2. After logging into the offer website, go to the “My Grants” page where you will find personalized information with respect to each Eligible Option you hold, including:

•	the option number of the Eligible Option;

•	the grant date of the Eligible Option;

•	the total number of shares subject to the Eligible Option, showing shares vested and unvested; and

•	the current per share exercise price of the Eligible Option.

3. Select the Instructions link to review the instructions for completing your election and select the “Yes” button when you have completed your review. If you select the “No” button, you will not be permitted to submit your election. Click the appropriate box next to each of your previously selected Eligible Options Grants in order to change the selection with respect those Eligible Options Grants that you do not want to exchange in the offer. Each time you make an election via the RealNetworks offer website, please be sure to select either “Exchange” or “Do Not Exchange” with respect to each of your Eligible Options.

4. If you are satisfied with your changes, continue to the Terms and Conditions link. Select the “Yes” button to agree to the Terms and Conditions. If you do not agree to the Terms and Conditions by selecting the “No” button, you will not be permitted to submit your election. Click the “Submit” button to submit your election.

Election Changes and Withdrawals via Fax or Email

Alternatively, you may submit an election change via facsimile or email by doing the following:

1. Properly complete, date and sign the election form that you received in the launch email you received from Michael Parham, our General Counsel, dated November 3, 2016, announcing the offer.

2. Submit the properly completed election form to Stock Plan Administration by email to stock@realnetworks.com or by facsimile at (206) 674-2593. We must receive your properly completed and submitted election form by the Expiration Date, currently expected to be 9:00 p.m., U.S. Pacific Time, on December 6, 2016.

If you want to use the offer website but you do not have access to the offer website for any reason, if you are unable to submit your election change via the offer website as a result of technical failures of the offer website, such as the offer website being unavailable or the offer website not accepting your election, or if you choose not to use the offer website process, you may submit your election change by email or facsimile by following the instructions provided above. To obtain a paper election form, please contact Stock Plan Administration by email at stock@realnetworks.com.

General Information:

You may change your mind as many times as you wish, but you will be bound by the last properly submitted election form we receive by the Expiration Date. Any options with respect to which you do not revise your election will be bound pursuant to your prior election form.

If you change your election to withdraw some or all of your Eligible Option Grants, you may later elect to exchange those withdrawn Eligible Option Grants again at any time on or before the Expiration Date. All Eligible Option Grants that you do not elect to exchange will be deemed not properly tendered for purposes of the offer, unless you subsequently properly elect to exchange such Eligible Option Grants on or before the Expiration Date. To reelect to exchange some or all of your Eligible Option Grants, you must submit a new election to RealNetworks by the Expiration Date by following the procedures described in Section 4 of this Offer to Exchange. This new election form must be properly completed, signed and dated after your original election form and after any subsequent election forms and must list all Eligible Option Grants you wish to exchange. Upon our receipt of your properly completed and signed election form, any prior election will be disregarded and will be considered replaced in full by the new election form. Each time you make an election on the RealNetworks offer website, please be sure to make an election with respect to each of your Eligible Option Grants.

Neither we nor any other person is obligated to give you notice of any defects or irregularities in any election, nor will anyone incur any liability for failure to give any notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of elections. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge a determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties.

Your delivery of all documents regarding the offer, including any elections, is at your risk. Only responses that are properly completed and actually received by RealNetworks by the deadline will be accepted. Responses submitted by any other means, including hand delivery, interoffice, U.S. or non-U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted. We intend to confirm the receipt of your election by email within two U.S. business days of receiving your election. Please print and keep a copy of the Confirmation Statement for your records. The printed Confirmation Statement will provide evidence that you submitted your election. If you have not received a confirmation, it is your responsibility to confirm that we have received your election. You should contact Stock Plan Administration by email at stock@realnetworks.com. Note that if you submit any election within the last two U.S. business days prior to the expiration of the offer, time constraints may prevent RealNetworks from providing you with an email confirmation prior to the expiration of the offer.

6.	Acceptance of options for exchange and issuance of New Awards.

Upon the terms and conditions of this offer and promptly following the expiration of this offer, we will accept for exchange and cancel all Eligible Options elected for exchange in the last properly submitted election form before the expiration of this offer. Once the options are cancelled, you will no longer have any rights with respect to those options. Subject to the terms and conditions of this offer, if your options are properly tendered by you for exchange and accepted by us, these options will be cancelled as of the Cancellation Date, which we anticipate to be December 6, 2016.

Subject to our rights to terminate the offer, discussed in Section 16 of this Offer to Exchange, we will accept promptly after the Expiration Date all properly tendered options that are not validly withdrawn. We will give oral or written notice to the option holders generally of our acceptance for exchange of the options. This notice may be made by press release, email or other method of communication.

We will grant the New Awards on the New Award Grant Date. We expect the New Award Grant Date to be December 6, 2016. Each New Award will be granted under our 2005 Plan and will be subject to an award agreement between you and RealNetworks. The number of New Awards you will receive will be determined in accordance with Section 2 of this Offer to Exchange. After the Expiration Date, we will send you your new award agreement(s). You will be able to exercise your vested New Awards when and if your New Awards vest, in accordance with the vesting schedules described in Section 9 of this Offer to Exchange.

Options that we do not accept for exchange will remain outstanding until they are exercised or cancelled or expire by their terms and will retain their current exercise price, current vesting schedule and current term.

7.	Conditions of the offer.

Notwithstanding any other provision of this offer, we will not be required to accept any options tendered for exchange, and we may terminate the offer, or postpone our acceptance and cancellation of any options tendered for exchange, in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after the date this offer begins, and before the Expiration Date, any of the following events has occurred, or has been determined by us, in our reasonable judgment, to have occurred:

•	There will have been threatened or instituted or be pending any action, proceeding or litigation seeking to enjoin, make illegal or delay completion of the offer or otherwise relating in any manner, to the offer;

•	Any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction will have been proposed, enacted, enforced or deemed applicable to the offer, any of which might restrain, prohibit or delay completion of the offer, make the acceptance for exchange of, or the issuance of stock options for, some or all of the options illegal or otherwise restrict or prohibit consummation of the offer, or impair the contemplated benefits of the offer to us (see Section 3 of this Offer to Exchange for a description of the contemplated benefits of the offer to us);

•	There will have occurred:

•	any general suspension of trading in, or limitation on prices for, our securities on any national securities exchange or in an over-the-counter market in the U.S.,

•	the declaration of a banking moratorium or any suspension of payments in respect of banks in the U.S.,

•	any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit to us by banks or other lending institutions in the U.S.,

•	in our reasonable judgment, any extraordinary or material adverse change in U.S. financial markets generally,

•	the commencement, continuation or escalation of a war or other national or international calamity directly or indirectly involving the U.S., which could reasonably be expected to affect materially or adversely, or to delay materially, the completion of this offer, or

•	if any of the situations described above existed at the time of commencement of this offer and that situation, in our reasonable judgment, deteriorates materially after commencement of this offer;

•	A tender or exchange offer, other than this exchange offer by us, for some or all of our shares of outstanding common stock, or a merger, acquisition or other business combination proposal involving us, will have been proposed, announced or made by another person or entity or will have been publicly disclosed or we will have learned that:

•	any person, entity or “group” within the meaning of Section 13(d)(3) of the Exchange Act acquires more than 5% of our outstanding shares of common stock, other than a person, entity or group that had publicly disclosed such ownership with the SEC prior to the date of commencement of this offer,

•	any such person, entity or group that had publicly disclosed such ownership prior to such date will acquire additional common stock constituting more than 1% of our outstanding shares,

•	any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or made a public announcement reflecting an intent to acquire us or any of the assets or securities of us, or

•	any new group will have been formed that beneficially owns more than 5% of our outstanding shares of common stock that in our judgment in any such case, and regardless of the circumstances, makes it inadvisable to proceed with this offer or with such acceptance for exchange of Eligible Options;

•	There will have occurred any change, development, clarification or position taken in generally accepted accounting principles that could or would require us to record for financial reporting purposes compensation expense against our earnings in connection with the offer, other than as contemplated as of the commencement date of this offer (as described in Section 12 of this Offer to Exchange);

•	Any event or events occur that have resulted or is reasonably likely to result, in our reasonable judgment, in a material adverse change in our business or financial condition;

•	Any event or events occur that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefits of the offer to us (see Section 3 of this Offer to Exchange for a description of the contemplated benefits of the offer to us); or

•	Any rules or regulations by any governmental authority, the National Association of Securities Dealers, the NASDAQ Global Select Market, or other regulatory or administrative authority or any national securities exchange have been enacted, enforced, or deemed applicable to RealNetworks.

If any of the above events occur, we may:

•	Terminate this offer and promptly return all tendered Eligible Options to tendering holders;

•	Complete and/or extend this offer and, subject to your withdrawal rights, retain all tendered Eligible Options until the extended exchange offer expires;

•	Amend the terms of this offer; or

•	Waive any unsatisfied condition and, subject to any requirement to extend the period of time during which this offer is open, complete this offer.

The conditions to this offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the Expiration Date. We may waive any condition, in whole or in part, at any time and from time to time before the Expiration Date, in our discretion, whether or not we waive any other condition to the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights, but will be deemed a waiver of our ability to assert the condition that was triggered with respect to the particular circumstances under which we failed to exercise our rights. Any determination we make concerning the events described in this Section 7 will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge a determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties.

8.	Price range of shares underlying the options.

The RealNetworks common stock that underlies your options is traded on the NASDAQ Global Select Market under the symbol “RNWK.” The following table shows, for the periods indicated, the high and low intraday sales price per share of our common stock as reported by the NASDAQ Global Select Market.

	High	Low
Fiscal Year Ended December 31, 2015
1st Quarter	$7.24	$6.50
2nd Quarter	$7.15	$5.40
3rd Quarter	$5.86	$3.75
4th Quarter	$4.50	$3.75

Fiscal Year Ended December 31, 2016
1st Quarter	$4.43	$3.04
2nd Quarter	$4.65	$4.00
3rd Quarter	$5.10	$3.97
4th Quarter (through October 31, 2016)	$4.97	$4.31

On October 31, 2016, the last reported sale price of our common stock, as reported by the NASDAQ Global Select Market, was $4.46 per share.

You should evaluate current market quotes for our common stock, among other factors, before deciding whether or not to accept this offer.

9.	Source and amount of consideration; terms of New Awards.

Consideration.

We will issue New Awards in exchange for Eligible Options properly elected to be exchanged by you and accepted by us for such exchange. Subject to the terms and conditions of this offer, upon our acceptance of your properly tendered Eligible Options, you will be entitled to receive New Awards as described in Section 2 of this Offer to Exchange. In addition, New Awards will be unvested as of the New Award Grant Date and will be subject to new vesting schedules as described below under “Vesting and Exercisability.”

If we receive and accept tenders from Eligible Participants of all options eligible to be tendered, subject to the terms and conditions of this offer, we will grant New Options and SARs covering a total of approximately 3.4 million shares and 500 shares, respectively, of our common stock, or approximately 9% and less than 1%, respectively, of the total shares of our common stock outstanding as of October 31, 2016.

General terms of New Awards.

New Awards will be granted under our 2005 Plan. Each New Award will be subject to the terms of the 2005 Plan and to an award agreement between you and RealNetworks, including any applicable country-specific appendix. The terms and conditions of the New Awards will vary from the terms and conditions of the options that you tendered for exchange. Each of your New Awards will be subject to a new vesting schedule (including previously vested options, as described in more detail below, and have a maximum term of seven years from the New Award Grant Date. Any shares subject to New Awards that do not vest before the New Awards expire will be forfeited to RealNetworks and never will vest. As a result, you will not receive any value from that unvested part of your New Awards. Each New Option will be a U.S. nonstatutory stock option. Each New Award granted to an ICP Participant will be an award of SARs.

The following description summarizes the material terms of our 2005 Plan. Our statements in this Offer to Exchange concerning the 2005 Plan and the New Awards are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, the 2005 Plan and the applicable form of award agreement, including any applicable country-specific appendix, under the 2005 Plan, which have been filed as exhibits to the Schedule TO of which this offer is a part. Please contact us at RealNetworks, Inc., 1501 First Avenue South, Suite 600, Seattle, Washington 98134, Attention: Stock Plan Administration, to receive a copy of the 2005 Plan and the form of award agreement thereunder. We will promptly furnish you copies of these documents upon request at our expense.

2005 Plan

The Plan permits the granting of options, stock appreciation rights, performance awards, restricted stock awards and other stock unit awards. As of October 31, 2016 the maximum number of shares of common stock subject to options and all awards (including options) currently outstanding under the 2005 Plan was approximately 5.4 million and 0.2 million shares, respectively. The maximum number of shares available for future issuance under the 2005 Plan following the closing of the exchange program depends on the actual participation in the offer by Eligible Participants. In the event of 100% participation in the exchange program, we anticipate having a total of approximately 14.4 million shares of RealNetworks common stock authorized for the issuance of awards under the 2005 Plan after the Expiration Date, of which approximately 7.5 million would be available for the issuance of new awards. The 2005 Plan is administered by the compensation committee of our board of directors, which we refer to as the administrator. Subject to the other provisions of the 2005 Plan, the administrator has the power to determine the terms, conditions and restrictions of the awards granted, including the number of shares covering such award and the vesting criteria.

Exercise price

The exercise price of an option or stock appreciation right granted under the Plan generally is determined by the administrator. However, the exercise price of an option or stock appreciation right will be no less than 100% of the fair market value of a share of our common stock on the date of grant; provided, however, the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value of the Common Stock on the date of grant. For purposes of this offer, New Awards will have a per share exercise price equal to 100% of the fair market value of a share of our common stock on the New Award Grant Date. The New Award Grant Date is expected to be December 6, 2016.

Vesting

The vesting applicable to awards granted under the 2005 Plan generally is determined by the administrator in accordance with the terms of the 2005 Plan.

Each New Award will be scheduled to vest according to the following vesting schedule and actually will vest only if you remain an employee or other service provider of RealNetworks (or one of our subsidiaries) through each relevant vesting date:

•	None of the shares subject to a New Award will be vested on the New Award Grant Date.

•	New Awards granted under the offer in exchange for Eligible Option Grants that were fully vested as of the Cancellation Date will be scheduled to vest as follows: 50% of the shares of our common stock underlying such New Awards will be scheduled to vest on the date six months after the New Award Grant Date on the same day of the month as the New Award Grant Date (or last day of the month, if there is no corresponding day) and the remaining 50% will be scheduled to vest on the one-year anniversary of the New Award Grant Date, subject in each case to continued employment or other service with RealNetworks (or one of its subsidiaries) through the applicable vesting date.

•	New Awards granted under the offer in exchange for Eligible Option Grants that were entirely unvested as of the Cancellation Date will have the same vesting schedule as the vesting schedule of the exchanged Eligible Option Grant except that each vesting date will be extended by an additional one year, with an equal number of shares vesting on each applicable vesting date. Accordingly, the shares subject to a New Award will be scheduled to vest as to the same number of shares as were subject to the corresponding cancelled Eligible Option Grant, on the one-year anniversary of the date that such corresponding Eligible Option Grant shares otherwise would have been scheduled to vest under their original vesting schedule, subject in each case to continued employment or other service with RealNetworks (or one of its subsidiaries) through the applicable vesting date.

•	New Awards granted under the offer in exchange for Eligible Option Grants that are partially vested as of the Cancellation Date will be scheduled to vest as follows:

•	With respect to the number of shares of our common stock underlying a New Award equal to the number of shares that were vested under the exchanged Eligible Option Grant as of the Cancellation Date, 50% of the shares will be scheduled to vest on the date six months after the New Award Grant Date on the same day of the month as the New Award Grant Date (or last day of the month, if there is no corresponding day) and the remaining 50% will be scheduled to vest on the one-year anniversary of the New Award Grant Date, subject in each case to continued employment or other service with RealNetworks (or one of its subsidiaries) through the applicable vesting date.

•	With respect to the number of shares of our common stock underlying a New Award equal to the number of shares that were unvested under the exchanged Eligible Option Grant as of the Cancellation Date, such New Awards will have a vesting schedule based on the vesting schedule of the exchanged Eligible Option Grant extended by an additional one year, with an equal number of shares vesting on each applicable vesting date. Accordingly, the shares subject to a New Award will be scheduled to vest as to the same number of shares as were subject to the corresponding cancelled Eligible Option Grant, on the one-year anniversary of the date that such corresponding Eligible Option Grant shares otherwise would have been scheduled to vest under their original vesting schedule, subject in each case to continued employment or other service with RealNetworks (or one of its subsidiaries) through the applicable vesting date.

•	Upon vesting, your New Awards will be exercisable in accordance with the terms and conditions of the 2005 Plan and any applicable sub-plan thereto and the new award agreement, including any applicable country-specific appendix, under which it was granted.

We expect the New Award Grant Date will be December 6, 2016. Vesting of your New Awards also is subject to the following conditions:

•	If your status as an employee or service provider with us (or one of our subsidiaries) terminates before part or all of your New Award vests, the unvested part of your New Award will expire unvested and will never vest. You will not be entitled to any shares of common stock from that unvested part of your New Award. Thus, if your status as an employee or service provider with us (or one of our subsidiaries) terminates shortly after the Expiration Date, then you may hold only unvested New Awards or only a few vested New Awards, and all unvested New Awards will expire on such termination date.

•	We will make minor modifications to the vesting schedule of any New Awards to eliminate fractional vesting (such that a whole number of shares subject to the New Award will vest on each vesting date), and to ensure that the number of New Awards vesting on each vesting date through the vesting schedule is as equal as possible. As a result, subject to your continued service to us (or one of our subsidiaries) through each relevant vesting date, you will vest as to a number of shares on each vesting date equal to the number of shares scheduled to vest on the vesting date, with any fractional share rounded up to the nearest whole number on the first vesting date on which a fractional share otherwise would vest, and the number of shares scheduled to vest on each subsequent vesting date will be rounded down until the sum of the fractional shares that have been rounded down, added together with the fractional share on the first vesting date that was rounded up, exceed one full share again.

•	To the extent that your Eligible Option Grant exchanged in the offer was subject to any performance-based vesting requirements or accelerated vesting upon certain qualifying terminations of employment, the corresponding New Award also will be subject to those terms and conditions to the same extent that the Eligible Option Grant was immediately before being cancelled. For purposes of clarity, if pursuant to the offer you exchange an Eligible Option Grant that is subject to the achievement of any performance-based vesting requirements, the New Award granted in exchange for the corresponding Eligible Option Grant will be subject to the same performance-based vesting requirements as the Eligible Option Grant and none of the adjustments described above with respect to the service-based vesting schedule will be applied to the performance-based vesting requirements. However, to the extent that any service-based vesting requirements apply to the performance-based Eligible Option Grant, those service-based vesting requirements will be adjusted as described above.

Term

Options and stock appreciation rights granted under the 2005 Plan expire no later than seven years from the date of grant; provided that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five years from the date of grant. No option or stock appreciation right may be exercised after the expiration of its term.

Exercisability

Generally, any vested New Awards covering shares of our common stock may be exercised by you at any time, unless certain exercisability restrictions apply due to requirements under applicable law.

Adjustments upon certain events

Events Occurring Before the New Award Grant Date. If we merge or consolidate with or are acquired by another entity, prior to the Expiration Date, you may choose to change your election with respect to any options that you tendered for exchange and your options will be treated in accordance with the applicable plan and award agreement under which they were granted. Further, if RealNetworks is acquired prior to the Expiration Date, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact and exercisable for the time period set forth in your award agreement and you will receive no New Awards in exchange for them. If RealNetworks is acquired prior to the expiration of the offer but does not withdraw the offer, before the Expiration Date, we (or the successor entity) will notify you if the terms of the offer or the New Awards will change materially as a result of the acquisition, including any adjustments to the exercise price and number of shares that will be subject to the New Awards. Under such circumstances, the type of security and the number of shares covered by your New Awards would be adjusted based on the consideration per share given to holders of our common stock in connection with the acquisition. As a result of this adjustment, you may receive New Awards covering more or fewer shares of the acquirer’s common stock than the number of shares subject to the Eligible Options that you tendered for exchange or than the number you would have received pursuant to the New Awards if no acquisition had occurred.

If another company acquires us, that company, as part of the transaction or otherwise, may decide to terminate some or all of the employees or other service providers of RealNetworks (or its subsidiaries) before the completion of this offer. Termination of your status as an employee or other service provider for this or any other reason before the New Award Grant Date means that the tender of your Eligible Options will not be accepted, you will keep your tendered options in accordance with their original terms, and you will not receive any New Awards or other benefit for your tendered options.

Finally, if you are an employee or other service provider of RealNetworks (or one of its subsidiaries) and your status as an employee or service provider is terminated or transferred as a result of the divestiture of a portion of RealNetworks’ assets or operations or you have a termination of status as an employee or service provider for purposes of the 2005 Plan because you are an employee or other service provider of one of our subsidiaries and our ownership interest in that subsidiary drops below fifty percent (50%) during the Offering Period, then you no longer are employed by RealNetworks (or one of its subsidiaries) prior to the Expiration Date and, therefore, you will not be an Eligible Participant. As a result, you will not be eligible to participate in the offer.

Events Occurring After the New Award Grant Date. If we are acquired after your tendered options have been accepted, cancelled, and exchanged for New Awards, your New Awards will be treated in the acquisition transaction in accordance with the terms of the transaction agreement or the terms of the 2005 Plan. Additionally, awards granted under the 2005 Plan may be subject to other terms set forth in an agreement, plan or other arrangement governing the terms of such awards in the event of a merger or other corporate transaction of RealNetworks, as described in such agreement, plan or other arrangement.

In the event that the stock of RealNetworks changes by reason of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure of RealNetworks effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the 2005 Plan, the number and class of shares of awards outstanding under the 2005 Plan, the fiscal year limits on the number of awards that any person may receive and the exercise price of any outstanding option or stock appreciation right.

The administrator may determine at the time an award is granted under the 2005 Plan that, upon a “Change of Control” of RealNetworks (as that term may be defined in the agreement evidencing an award), (a) options and stock appreciation rights outstanding as of the date of the Change of Control immediately vest and become fully exercisable, (b) that options and stock appreciation rights outstanding as of the date of the Change of Control may be cancelled and terminated without payment therefor if the fair market value of one share of RealNetworks’ Common Stock as of the date of the Change of Control is less than the per share option exercise price or stock appreciation right grant price, (c) restrictions and deferral limitations on restricted stock awards lapse and the restricted stock becomes free of all restrictions and limitations and becomes fully vested, (d) performance awards shall be considered to be earned and payable (either in full or pro rata based on the portion of performance period completed as of the date of the Change of Control), and any deferral or other restriction shall lapse and such performance awards shall be immediately settled or distributed, (e) the restrictions and deferral limitations and other conditions applicable to any other stock unit awards or any other awards shall lapse, and such other stock unit awards or such other awards shall become free of all restrictions, limitations or conditions and administrator fully vested and transferable to the full extent of the original grant, and (f) such other additional benefits as the Administrator deems appropriate shall apply, subject in each case to any terms and conditions contained in the agreement evidencing such award. The administrator may determine that, upon the occurrence of a Change of Control of RealNetworks, each option and stock appreciation right outstanding shall terminate within a specified number of days after notice to the participant, and/or that each participant shall receive, with respect to each share of Common Stock subject to such option or stock appreciation right, an amount equal to the excess of the fair market value of such share immediately prior to the occurrence of such Change of Control over the per share exercise price of such option and/or stock appreciation right; such amount, if any, to be payable in cash, in one or more kinds of stock or property, or in a combination thereof, as the administrator, in its discretion, shall determine.

If in the event of a Change of Control the successor company assumes or substitutes for an option, stock appreciation right, share of restricted stock or other stock unit award, then each outstanding option, stock appreciation right, share of restricted stock or other stock unit award shall not be accelerated as described above. An option, stock appreciation right, share of restricted stock or other stock unit award shall be considered assumed or substituted for if following the Change of Control the award confers the right to purchase or receive, for each share subject to the option, stock appreciation right, restricted stock award or other stock unit award immediately prior to the Change of Control, the consideration received in the transaction constituting a Change of Control by holders of shares for each share held on the effective date of such transaction; provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company, the Administrator may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an option, stock appreciation right, restricted stock award or other stock unit award, for each share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of shares in the transaction constituting a Change of Control. Notwithstanding the foregoing, on such terms and conditions as may be set forth in the agreement evidencing an award, in the event of a termination of a participant’s employment in such successor company within a specified time period following such Change in Control, each award held by such participant at the time of the Change in Control shall be accelerated as described above. To the extent that your Eligible Option Grant exchanged in the offer was subject to any performance-based vesting requirements or accelerated vesting upon certain qualifying terminations of employment, the corresponding New Award also will be subject to those terms and conditions to the same extent that the Eligible Option Grant was immediately before being cancelled. For purposes of clarity, if pursuant to the offer you exchange an Eligible Option Grant that is subject to the achievement of any performance-based vesting requirements, the New Award granted in exchange for the corresponding Eligible Option Grant will be subject to the same performance-based vesting requirements as the Eligible Option Grant and none of the adjustments described above with respect to the service-based vesting schedule will be applied to the performance-based vesting requirements. However, to the extent that any service-based vesting requirements apply to the performance-based Eligible Option Grant, those service-based vesting requirements will be adjusted as described above. If we are acquired by or merge with another company or reorganize, sell or otherwise change our ownership interest in any of our subsidiaries, the transaction could result in a reduction in our workforce. If such a termination of employment or service status event occurs shortly after the Expiration Date, then you may hold New Awards that are entirely unvested or only a limited number of vested New Awards, and all unvested New Awards (after taking into account any vesting acceleration in connection with the termination of your employment or other service, as applicable) will expire on such termination date. If your status as an employee or other service provider with us or one of our subsidiaries terminates before part or all of your New Awards vest, you will not receive any value from the unvested part of your New Awards.

Differences between the 1996 and 2000 Plans and the 2005 Plan. If your Eligible Options were granted under the 1996 Plan or the 2000 Plan (the “Prior Plans”) and there is an Approved Transaction or Control Purchase (each as defined in the Prior Plans), then effective as of, and contingent upon, the consummation of the Approved Transaction or Control Purchase, all of your Eligible Options outstanding under the Prior Plans would become fully vested. The treatment described in the preceding sentence would not apply if outstanding options are assumed or substituted for in connection with the Approved Transaction or Control Purchase and the administrative committee for the Prior Plans overrides the vesting acceleration provision. Eligible Options that are not assumed or substituted for and remain outstanding as of the close of the Approved Transaction or Control Purchase are forfeited.

If you exchange your Eligible Options outstanding under the Prior Plans for New Awards granted under the 2005 Plan, upon the consummation of a Change in Control (as defined under the applicable award agreement for your New Awards), any New Awards not continued, assumed, converted, or substituted for immediately prior to the Change in Control will become fully vested and may be exercised at any time within the 12-month period following the Change in Control. Further, any New Awards that are continued, assumed, converted, or substituted for in connection with a Change in Control will be fully vested if your employment is terminated by the Company without Cause or you terminate your employment for Good Reason (each as defined in the award agreement) during the 24-month period following the Change in Control. Generally, any transaction that would constitute an Approved Transaction or Control Purchase under the Prior Plan will also constitute a Change in Control under the 2005 Plan, except that under the Prior Plans a transaction, consummated without the approval or recommendation of the board of directors of the Company, in which any person purchases any common stock of the Company pursuant to a tender offer or exchange offer will constitute a Control Purchase under the Prior Plans but not a Change in Control under the 2005 Plan.

Transferability

Unless the administrator indicates otherwise in your award agreement, an award granted under the 2005 Plan is not transferable other than by will or the laws of descent and distribution, and may be exercised during the participant’s lifetime only by the participant or the participant’s estate, guardian or legal representative.

Registration and sale of shares underlying new awards.

All of RealNetworks’ shares of common stock issuable upon the exercise of New Awards have been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) on registration statements on Form S-8 filed with the SEC. Unless you are an employee or other service provider who is considered an affiliate of RealNetworks for purposes of the Securities Act, you will be able to sell the shares issuable upon exercise of your New Awards free of any transfer restrictions under applicable U.S. securities laws.

U.S. federal income tax consequences.

If you are a U.S. tax resident, you should refer to Section 14 of this Offer to Exchange for a discussion of the U.S. federal income tax consequences of the New Options and Exchanged Options, as well as the consequences of accepting or rejecting this offer. If you are an employee or other service provider residing outside the U.S., you should refer to Section 15 and Schedules C through O attached to this Offer to Exchange for a discussion of the tax consequences of your participation in the offer and the New Options and Exchanged Options. If you are a citizen or resident of more than one country, you should be aware that there might be other tax and social insurance consequences that may apply to you. We strongly recommend that you consult with your own advisers to discuss the consequences to you of this transaction.

10.	Information concerning RealNetworks.

Our principal executive offices are located at 1501 First Avenue South, Suite 600, Seattle, Washington 98134, and our telephone number is (206) 674-2700. If you have questions regarding this option exchange, you should contact Stock Plan Administration by email at stock@realnetworks.com.

RealNetworks creates innovative applications and services that make it easy to connect with and enjoy digital media. Consumers use our services and software to store, organize, play and manage their digital media content. Our consumer products and services include our photo and video sharing and storage application, our casual games, our direct-to-consumer ringback tone and productivity tool, and RealPlayer, our widely distributed media player. Network service providers, such as mobile carriers, use our products and services to create and deliver digital media and messaging services, such as ringback tones, music on demand, intercarrier messaging, and photo and video sharing technology for their subscribers.

The financial information included in our quarterly report on Form 10-Q for the quarter ended June 30, 2016, and our annual report on Form 10-K for the fiscal year ended December 31, 2015, is incorporated herein by reference. Please see Section 19 of this Offer to Exchange titled, “Financial statements,” for more information on how to obtain our financial statements in these reports and about the other financial information included in this Offer to Exchange.

11.	Interests of directors and executive officers; transactions and arrangements concerning the options.

A list of our executive officers and directors is attached to this Offer to Exchange as Schedule A. Our Chief Executive Officer and members of our board of directors may not participate in this offer. As of October 31, 2016, our executive officers and directors (11 persons) as a group held options unexercised and outstanding under our Plans to purchase a total of 3,377,301 of our shares, which represented approximately 63% of the shares subject to all options outstanding under our Plans as of that date. As of the same date, none of our executive officers and directors held stock appreciation rights under our Plans.

The following tables below set forth the beneficial ownership of each of our executive officers and directors of options under the Plans outstanding as of October 31, 2016. The percentages in the tables below are based on the total number of outstanding options (i.e., whether or not eligible for exchange) to purchase shares of our common stock under the Plans, which was 5,403,756 as of October 31, 2016.

Name	Position(s)	Number of Shares Covered by Outstanding Options Granted Under our Plans	Percentage of Total Outstanding Options Under our Plans
Robert Glaser	Chairman and Chief Executive Officer	1,414,310	26.2%
Michael Parham	SVP, General Counsel and Secretary	241,098	4.5
William J. Patrizio	President, Consumer Media	350,000	6.5
Massimiliano Pellegrini	President, Mobile Services	800,000	14.8
Marjorie O. Thomas	SVP, Chief Financial Officer, Treasurer	200,000	3.7
Bruce A. Jaffe	Director	30,000		*
Christopher R. Jones	Director	19,596		*
Dawn G. Lepore	Director	60,520	1.1
Janice Roberts	Director	79,270	1.5
Michael B. Slade	Director	102,716	1.9
Dominique Trempont	Director	79,791	1.5

*	Less than 1%.

Neither we, nor any of our directors or executive officers, nor any affiliates of ours were engaged in transactions involving options to purchase our common stock during the 60 days before and including the commencement of this offer other than (i) the new hire option award to purchase 350,000 shares of our common stock at an exercise price of $4.43 per share granted on October 3, 2016 to Mr. Patrizio in connection with the commencement of his employment with the Company and (ii) the annual option grants under our Plans to each of the Company’s nonemployee directors made on September 22, 2016. Each nonemployee director grant entitled the recipient to purchase 15,000 shares of our common stock at an exercise price of $4.37 per share, which was the closing price of our common stock as reported by NASDAQ on September 22, 2016.

12.	Status of options acquired by us in the offer; accounting consequences of the offer.

Options that we acquire through the offer will be cancelled and will return to the 2005 Plan and the New Awards granted in the offer will be granted under the 2005 Plan. As a result, other than with respect to any SARs (which will be settled in cash and not in shares) granted in exchange for Eligible Options, the offer will have a net neutral effect on the number of shares available for issuance under the 2005 Plan. With respect to any New Options granted under the offer, the number of shares not subject to awards and available for issuance under the 2005 Plan immediately before the cancellation of Eligible Options that are exchanged for New Options, and grant of New Options under the offer, will be the same as the number of shares that are not subject to awards and remain available for issuance under the 2005 Plan immediately after the cancellation of Eligible Options and grant of New Awards under the offer.

Under FASB Accounting Standards Codification Topic 718, we will recognize incremental compensation expense to the extent the New Awards have a greater value than the Exchanged Options they replace. The offer with respect to all Eligible Options is considered a modification of those options exchanged in the offer for financial reporting purposes. As a result, RealNetworks will record any incremental compensation expense calculated as any increase in the fair value of the modified options compared to the fair value of the original option as of the end of the Offering Period recognized over the remaining or new requisite service period, whichever is longer.

13.	Legal matters; regulatory approvals.

We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of options and issuance of New Awards as contemplated by the offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency or any Nasdaq Stock Market LLC listing requirements that would be required for the acquisition or ownership of our options as contemplated herein, except for certain exemptive or notice filings that may be required in certain countries outside the U.S. Should any additional approval, exemptive or notice filing or other action be required, we presently contemplate that we will seek such approval, make such filings or take such other action. However, we cannot assure you that we will seek such approval, make such filings or take such other action or that any such approval, filing or other action, if needed, could be obtained or made or what the conditions imposed in connection with such approvals or filings would entail or whether the failure to obtain any such approval, to make such filings or take any other action would result in adverse consequences to our business. Our obligation under the offer to accept tendered options for exchange and to issue New Awards for tendered options is subject to the conditions described in Section 7 of this Offer to Exchange.

If we are prohibited by applicable laws or regulations from granting New Awards or required to obtain a license or regulatory permit or make any other filing before granting New Awards on the New Award Grant Date, we will not grant any New Awards unless we obtain the necessary license or make the requisite filing. Except with regard to the prohibition of granting New Options to ICP Participants, we are unaware of any such other prohibition at this time which cannot be satisfied by obtaining a license or permit or making a filing, and we will use reasonable efforts to effect the grant. If the grant is prohibited or seems not feasible to be made on the New Award Grant Date, we will not grant any New Awards and you will not receive any other benefit for the options you tendered.

14.	Material U.S. federal income tax consequences.

The following is a general summary of the material U.S. federal income tax consequences of the exchange of Eligible Options for New Awards pursuant to the offer for those Eligible Participants subject to U.S. federal income tax. This discussion is based on the United States Internal Revenue Code, its legislative history, treasury regulations promulgated thereunder, and administrative and judicial interpretations as of the date of this offering circular, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. If you are a citizen or a resident of the United States, but also are subject to the tax laws of another country, you should be aware that there might be other income tax and social security consequences that may apply to you. We strongly recommend that you consult with your advisers to discuss the consequences to you of this transaction.

We recommend that you consult your own tax adviser with respect to the U.S. federal, state and local tax consequences and any non-U.S. tax consequences of participating in the offer, as the tax consequences to you are dependent on your individual tax situation.

In addition, if you are a citizen or resident or are otherwise subject to the tax laws of more than one country, you should be aware that there might be tax and social insurance contribution consequences for more than one country that may apply to you. Moreover, if you received your Eligible Options when you resided and/or worked in one country but now reside and/or work in a different country, you may have a tax or social insurance contribution obligation in the country of the original grant in connection with the New Awards received in this Offer to Exchange. We strongly recommend that you consult with your own advisers to discuss the consequences to you of this transaction.

Eligible Participants whose outstanding Eligible Options are exchanged for New Awards under the offer should not be required to recognize income for U.S. federal income tax purposes at the time of the exchange. We believe that the exchange will be treated as a non-taxable event.

Nonstatutory stock options.

Under current law, an option holder generally will not realize taxable income upon the grant of a nonstatutory stock option, nor will such option holder realize taxable income upon the vesting of these shares. However, when you exercise a nonstatutory stock option, you generally will have ordinary income to the extent the fair market value of the shares on the date of exercise you receive is greater than the exercise price you pay. If the exercise price of a nonstatutory stock option is paid in shares of common stock or a combination of cash and shares of common stock, the excess of the value (on the date of exercise) of the shares of common stock purchased over the value of the shares surrendered, less any cash paid upon exercise, generally will be ordinary income taxable to you.

The Company generally will be entitled to a deduction equal to the amount of ordinary income taxable to you if we comply with eligible reporting requirements.

Upon disposition of the shares, any gain or loss is treated as capital gain or loss. The capital gain or loss will be long-term or short-term depending on whether the shares were held for more than 12 months. The holding period for the shares generally will begin just after the time you recognized income. The amount of such gain or loss will be the difference between: (i) the amount realized upon the sale or exchange of the shares, and (ii) the value of the shares at the time the ordinary income was recognized.

If you were an employee at the time of the grant of the option, any income recognized upon exercise of a nonstatutory stock option generally will constitute wages for which withholding will be required.

We recommend that you consult your tax adviser with respect to the federal, state, and local tax consequences of participating in the offer.

15.	Material income tax consequences and certain other considerations for Eligible Participants who reside outside the U.S.

Attached as Schedules C through O to this Offer to Exchange are short summaries of the general tax consequences of the offer in countries other than the U.S. where residents are eligible to participate in the offer. If you are subject to the tax laws in any of these countries, please refer to the appropriate country schedule in Schedules C through O for information regarding the tax and social security consequences to you of participating in the offer, including the tax and social security consequences of SARs for ICP Participants under Schedule E. You should review the information carefully and consult your own tax adviser regarding your personal situation before deciding whether or not to participate in the offer.

If you are subject to tax in more than one country, you should be aware that there may be other tax and social insurance consequences that may apply to you. In addition, if you have been employed by us (or one of our subsidiaries) in more than one tax jurisdiction, you should be aware that there may be tax and social insurance contribution consequences in each jurisdiction that may apply to you. If you received your Eligible Options when you resided and/or worked in one country but now reside and/or work in a different country, you may have a tax obligation in the country of the original grant in connection with the New Awards received under this Offer to Exchange. We strongly recommend that you consult your own tax adviser to discuss these consequences.

16.	Extension of offer; termination; amendment.

We reserve the right, in our discretion, at any time and regardless of whether or not any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and delay the acceptance for exchange of any options. If we elect to extend the period of time during which this offer is open, we will give you oral or written notice of the extension and delay, as described below. If we extend the Expiration Date, we will also extend your right to make elections of Eligible Options until such extended Expiration Date. In the case of an extension, we will issue a press release, email or other form of communication no later than 6:00 a.m., U.S. Pacific Time, on the next U.S. business day after the previously scheduled Expiration Date.

We also reserve the right, in our reasonable judgment, before the Expiration Date to terminate or amend the offer and to postpone our acceptance and cancellation of any options elected to be exchanged if any of the events listed in Section 7 of this Offer to Exchange occurs, by giving oral or written notice of the termination or postponement to you or by making a public announcement of the termination. Our reservation of the right to delay our acceptance and cancellation of options elected to be exchanged is limited by Rule 13e-4(f)(5) under the Exchange Act which requires that we must pay the consideration offered or return the options promptly after termination or withdrawal of a tender offer.

Subject to compliance with applicable law, we further reserve the right, before the Expiration Date, in our discretion, and regardless of whether any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to amend the offer in any respect, including by decreasing or increasing the consideration offered in this offer to option holders or by decreasing or increasing the number of options being sought in this offer. As a reminder, if a particular option grant expires after commencement, but before cancellation under the offer, that particular option grant is not eligible for exchange. Therefore, if we extend the offer for any reason and if a particular option that was tendered before the originally scheduled expiration of the offer expires after such originally scheduled Expiration Date but before the actual Expiration Date under the extended offer, that option would not be eligible for exchange.

The minimum period during which the offer will remain open following material changes in the terms of the offer or in the information concerning the offer, other than a change in the consideration being offered by us or a change in amount of existing options sought, will depend on the facts and circumstances of such change, including the relative materiality of the terms or information changes. If we modify the number of Eligible Options being sought in this offer or the consideration being offered by us for the Eligible Options in this offer, the offer will remain open for at least ten U.S. business days from the date of notice of such modification. If any term of the offer is amended in a manner that we determine constitutes a material change adversely affecting any holder of Eligible Options, we will promptly disclose the amendments in a manner reasonably calculated to inform holders of Eligible Options of such amendment, and we will extend the offer’s period so that at least five U.S. business days, or such longer period as may be required by the tender offer rules, remain after such change.

For purposes of the offer, a “business day” means any day other than a Saturday, Sunday or federal holiday in the U.S. and consists of the time period from 12:01 a.m. through 12:00 midnight, U.S. Eastern Time.

17.	Fees and expenses.

We will not pay any fees or commissions to any broker, dealer or other person for soliciting options to be exchanged through this offer.

18.	Additional information.

This Offer to Exchange is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to elect to exchange your options:

1. Our quarterly report on Form 10-Q for the quarter ended June 30, 2016, filed with the SEC on August 4, 2016;

2. Our annual report on Form 10-K for our fiscal year ended December 31, 2015, filed with the SEC on February 29, 2016, as amended on April 29, 2016;

3. Our notice of annual meeting of shareholders and definitive proxy statement for our 2016 annual meeting of shareholders, filed with the SEC on August 8, 2016;

4. Our current reports on Form 8-K, filed with the SEC on April 4, 2016, April 15, 2016, May 3, 2016, July 13, 2016, August 3, 2016, September 19, 2016 and September 20, 2016 (excluding any portions of such reports deemed “furnished” to the SEC); and

5. The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on September 26, 1997, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

These filings, our other annual, quarterly, and current reports, our proxy statements, and our other SEC filings may be examined, and copies may be obtained, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC’s Internet site at http://www.sec.gov.

Each person to whom a copy of this Offer to Exchange is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents, at no cost, by writing to us at RealNetworks, Inc., 1501 First Avenue South, Suite 600, Seattle, Washington 98134, Attention: Investor Relations or telephoning Investor Relations at (206) 674-2700.

As you read the documents listed above, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document.

The information contained in this Offer to Exchange about us should be read together with the information contained in the documents to which we have referred you, in making your decision as to whether or not to participate in this offer.

19.	Financial statements.

The financial information included in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, are incorporated herein by reference. Attached as Schedule B to this Offer to Exchange is (i) a summary of our financial statements for our Quarterly Report on Form 10-Q for our fiscal quarter ended June 30, 2016 and our Annual Report on Form 10-K for our fiscal year ended December 31, 2015, as well as information regarding the Company’s ratio of earnings to fixed charges for the periods presented in the foregoing reports and the per share book value of the Company as of June 30, 2016, and (ii) additional footnote disclosure presenting segment information for the periods covered by our financial statements incorporated herein, on the basis of the segments that we now report following the previously-disclosed change in our reportable segments during the first quarter of 2016. More complete financial information may be obtained by accessing our public filings with the SEC by following the instructions in Section 18 of this Offer to Exchange.

20.	Miscellaneous.

We are not aware of any jurisdiction in which the offer is made where the making of the offer is not in compliance with applicable law. We may become aware of one or more jurisdictions where the making of the offer is not in compliance with valid applicable law. If we cannot or choose not to comply with such law, the offer will not be made to, nor will options be accepted from, the option holders residing in such jurisdiction.

We have not authorized any person to make any recommendation on our behalf as to whether you should elect to exchange your options through the offer. You should rely only on the information in this document or documents to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the offer other than the information and representations contained in this Offer to Exchange and in the related option exchange program documents. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

RealNetworks, Inc.

November 3, 2016

SCHEDULE A

INFORMATION CONCERNING THE EXECUTIVE OFFICERS

AND DIRECTORS OF REALNETWORKS, INC.

The executive officers and directors of RealNetworks, Inc. are set forth in the following table:

Name	Age	Position and Offices Held
Robert Glaser	54	Chairman and Chief Executive Officer
Michael Parham	53	Senior Vice President, General Counsel and Secretary
William J. Patrizio	54	President, Consumer Media
Massimiliano Pellegrini	49	President, Mobile Services
Marjorie O. Thomas	57	Senior Vice President, Chief Financial Officer, Treasurer
Bruce A. Jaffe	51	Director
Christopher R. Jones	47	Director
Dawn G. Lepore	62	Director
Janice Roberts	60	Director
Michael B. Slade	59	Director
Dominique Trempont	62	Director

The address of each executive officer and director is: c/o RealNetworks, Inc., 1501 First Avenue South, Suite 600, Seattle, Washington 98134.

Mr. Glaser and members of our board of directors are not eligible to participate in this option exchange program.

A-1

SCHEDULE B

Summary Consolidated Financial Information

(in thousands, except per share data)

	Fiscal Year Ended December 31,		Six Months Ended June 30,
	2015	2014	2016	2015
Consolidated Statement of Earnings:
Net Revenue	$125,296	$156,212	$57,964	$64,551
Gross profit	$54,999	$90,411	$27,094	$28,172
Income (loss) from continuing operations	$(69,187)	$(69,153)	$(22,416)	$(39,719)
Net income (loss)	$(81,847)	$(71,815)	$(23,518)	$(52,250)
Net income (loss) attributable to common shareholders	$(81,847)	$(71,815)	$(23,518)	$(52,250)
Basic net income (loss) per share available to common shareholders	$(2.26)	$(2.00)	$(0.64)	$(1.45)
Diluted net income (loss) per share available to common shareholders	$(2.26)	$(2.00)	$(0.64)	$(1.45)
Shares used to compute basic net income (loss) per share available to common shareholders	$36,165	$35,947	$36,637	$36,105
Shares used to compute diluted net income (loss) per share available to common shareholders	$36,165	$35,947	$36,637	$36,105

	June 30,	December 31,	December 31,
	2016	2015	2014
Consolidated Balance Sheet:
Current assets	$109,011	$129,240	$187,297
Noncurrent assets	$30,926	$32,103	$63,002
Current liabilities	$36,286	$37,867	$50,868
Noncurrent liabilities	$2,731	$2,793	$2,233
Noncontrolling interest in Rhapsody America	$—	$—	$10,000
Shareholders’ equity	$100,920	$120,683	$197,198

We had a book value per share of $2.74 on June 30, 2016 (calculated using our total shareholders’ equity divided by the number of outstanding shares of our common stock as of June 30, 2016).

	Fiscal Year Ended December 31,		Six Months Ended June 30,
	2015	2014	2016	2015
Ratio of earnings to fixed charges	*	*	*	*

*	Earnings are inadequate to cover fixed charges.

The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For the purposes of computing the ratio of earnings to fixed charges, earnings consist of income before provision for income taxes plus fixed charges. Fixed charges consist of interest expenses, amortization of capitalized expenses related to convertible debt, and the estimated portion of rental expense deemed by us to be representative of the interest factor of rental payments under our operating leases.

In the first quarter of 2016, we reorganized the management of our businesses and as a result, we now report three segments: (1) Consumer Media, which includes our PC-based RealPlayer products, including RealPlayer Plus and related products and intellectual property licensing; (2) Mobile Services, which includes our SaaS services, our LISTEN® product, and our mobile RealTimes® product that is primarily sold through mobile carriers; and (3) Games, which includes all our games-related businesses, including sales of games licenses, online games subscription services, advertising on games sites and social network sites, microtransactions from online and social games, and sales of mobile games.

We allocate certain corporate expenses which are directly attributable to supporting our businesses, including but not limited to a portion of finance, legal, human resources and headquarters facilities, to our reportable segments. Remaining expenses, which are not directly attributable to supporting the business, are reported as corporate items. Also reported in our corporate segment are restructuring charges, lease exit and related charges, as well as stock compensation charges. Concurrent with the first quarter of 2016 segment change described above, we also changed our corporate expense allocation methodology to increase accountability, resulting in an increase in costs allocated to our three businesses.

RealNetworks reports three reportable segments based on factors such as how we manage our operations and how our Chief Operating Decision Maker (CODM) reviews results. The CODM reviews financial information presented on both a consolidated basis and on a business segment basis. The accounting policies used to derive segment results are the same as those described in Note 1, Description of Business and Summary of Significant Accounting Policies, in the 10-K. Segment results for the years ended December 31, 2015, 2014 and 2013 were as follows (in thousands):

Consumer Media

	2015	2014	2013
Revenue	$28,613	$39,121	$75,206
Cost of revenue	13,257	13,466	16,601

Gross profit	15,356	25,655	58,605
Operating expenses	26,526	41,950	51,112

Operating income (loss)	$(11,170)	$(16,295)	$7,493

Mobile Services

	2015	2014	2013
Revenue	$65,935	$79,981	$81,181
Cost of revenue	47,834	52,193	48,260

Gross profit	18,101	27,788	32,921
Operating expenses	44,311	53,527	51,413

Operating income (loss)	$(26,210)	$(25,739)	$(18,492)

Games

	2015	2014	2013
Revenue	$30,748	$37,110	$49,809
Cost of revenue	9,291	11,074	13,868

Gross profit	21,457	26,036	35,941
Operating expenses	29,086	37,170	49,047

Operating income (loss)	$(7,629)	$(11,134)	$(13,106)

Corporate

	2015	2014	2013
Cost of revenue	$(85)	$(352)	$362
Extinguishment of liability	—	(10,580)	—
Operating expenses	24,263	26,917	46,341

Operating income (loss)	$(24,178)	$(15,985)	$(46,703)

Our customers consist primarily of consumers and corporations located in the U.S., Europe, Republic of Korea and various foreign countries (Rest of the World). Revenue by geographic region (in thousands):

	Years ended December 31,
	2015	2014	2013
United States	$46,893	$61,660	$90,250
Europe	15,166	26,575	38,155
Republic of Korea	37,832	39,852	46,601
Rest of the World	25,405	28,125	31,190

Total	$125,296	$156,212	$206,196

Long-lived assets (consists of equipment, software, leasehold improvements, other intangible assets, and goodwill) by geographic region (in thousands):

	December 31,
	2015	2014	2013
United States	$16,821	$33,421	$40,347
Europe	4,898	6,696	8,280
Republic of Korea	282	547	936
Rest of the World	2,015	3,048	4,078

Total long-lived assets	$24,016	$43,712	$53,641

SCHEDULE C

GUIDE TO TAX AND LEGAL ISSUES IN AUSTRIA

The following is a general summary of the material tax consequences of the voluntary cancellation of Eligible Options in exchange for the grant of New Options pursuant to the Offer to Exchange for Eligible Participants subject to tax in Austria. This summary is based on the tax laws in effect in Austria as of August 2016. We have not obtained a tax ruling or other confirmation from the tax authorities in Austria with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the New Options are granted, you exercise the New Options, or you sell shares of Common Stock acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the Eligible Options when you resided and/or worked in or were otherwise subject to tax in another country (the “original grant country”), but you now reside and/or work in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the New Options granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you should seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You will likely not be subject to tax as a result of the exchange of Eligible Options for the grant of the New Options, although there is no clear guidance from the tax authorities.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to income tax and social insurance contributions (to the extent an exemption and/or deferral does not apply and you have not exceeded the applicable contribution ceiling) on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. You may also be subject to other payroll taxes when you exercise the New Options, including contributions to the fund for the promotion of house building and to the chamber of commerce.

Please note that the Austrian Income Tax Act provides for a partial tax exemption and/or a tax deferral if certain conditions are met. Please contact your personal tax adviser to determine if these apply to you.

C-1

Sale of Shares

When you sell the shares acquired at exercise of the New Options, you will be subject to tax on any gain realized. The taxable amount of the capital gain will be the difference between the sale price and the fair market value of the shares at exercise.

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when you exercise the New Options. If your actual tax liability differs from the amount withheld, it is your responsibility to pay the additional tax and it is your right to receive any refund. In addition, it is your responsibility to report and pay any taxes resulting from the sale of shares.

Other Information

Exchange Control Information

If you hold shares obtained through the Plans outside of Austria, you must submit a report to the Austrian National Bank. An exemption applies if the value of the shares as of any given quarter is less than €30 million or as of December 31 is less than €5 million. If the former threshold is exceeded, quarterly obligations are imposed, whereas if the latter threshold is exceeded, annual reports must be given. The annual reporting date is December 31 and the deadline for filing the annual report is March 31 of the following year.

When shares are sold, there may be exchange control obligations if the cash received is held outside Austria. If the transaction volume of all your accounts abroad is €10 million or more, the movements and balances of all accounts (as of the last day of the month) must be reported on or before the fifteenth day of the following month.

C-2

SCHEDULE D

GUIDE TO TAX AND LEGAL ISSUES IN CANADA

The following is a general summary of the material tax consequences of the voluntary cancellation of Eligible Options in exchange for the grant of New Options pursuant to the Offer to Exchange for Eligible Participants subject to tax in Canada. This summary is based on the federal tax laws in effect in Canada as of August 2016. We have not obtained a tax ruling or other confirmation from the tax authorities in Canada with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the New Options are granted, you exercise the New Options, or you sell shares of Common Stock acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the Eligible Options when you resided and/or worked in or were otherwise subject to tax in another country (the “original grant country”), but you now reside and/or work in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the New Options granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you should seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information1

Option Exchange

The tax treatment as a result of the exchange of Eligible Options for the grant of the New Options is uncertain. It is possible that the Canada Revenue Agency (the “CRA”) will treat the exchange as: (i) a tax-neutral exchange of options; (ii) a taxable exchange of options; or (iii) two separate transactions (i.e., a tender of Eligible Options for cancellation, followed by a grant of New Options), whereby the tender is viewed as a disposition for no consideration and no taxable income arises. The tax authorities should view the transaction as described in (iii), but no definitive guidance has been issued in this regard. For the purposes of this summary, however, we assume that the transactions will be treated as described above in (iii), although we cannot guarantee this result.

Grant of New Options

Assuming the tax authorities treat the exchange as described in (iii) above, you will not be subject to tax when the New Options are granted to you.

[1]	Please note that this summary addresses only Canadian federal tax law. You should consult your personal tax adviser to determine the tax consequences of the Offer to Exchange under provincial tax laws.

Exercise of New Options

When you exercise the New Options, you will be subject to income tax on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. Assuming your New Options and the shares of Common Stock issued upon exercise of the New Options meet certain requirements, only one-half of the spread is subject to income tax (i.e., you may be able to permanently exclude one-half of the spread from the taxable amount for income tax purposes).

The full spread will also be subject to Canada Pension Plan (“CPP”) contributions (to the extent you have not exceeded the applicable contribution ceiling).

Sale of Shares

When you sell the shares acquired upon exercise of the New Options, you will be subject to capital gains tax on any gain realized. The taxable amount of the capital gain will be one-half of the difference between the sale price and the adjusted cost basis of the shares (i.e., the fair market value of the shares on the date of acquisition of the shares upon exercise plus any brokerage fees related to the acquisition) less any brokerage fees related to the disposal of the shares. Income tax will be assessed on the taxable income at your marginal income tax rate.

If you own other shares of the Company which you have acquired from the exercise of other options or outside of the Plans, your adjusted cost base may be different from that described above. In order to preserve the cost basis of shares sold in a cashless exercise, you must specifically identify any such shares in your annual tax return. You should consult with your personal legal, financial and/or tax adviser(s) in any of these situations.

One-half of any loss arising on the sale of the shares (including any brokerage fees) may be deducted from any taxable capital gain for the year, the previous three taxation years, or any subsequent year.

Withholding and Reporting

Your employer is required to withhold income tax and CPP contributions (to the extent you have not exceeded the applicable contribution ceiling) when you exercise the New Options. Your employer is also required to report the income recognized at exercise, including the full amount of the spread to the CRA.

You are responsible for paying any difference between your actual tax liability and the amount withheld by your employer at exercise. You are also responsible for reporting and paying any tax resulting from the sale of your shares.

Other Information

Foreign Asset/Account Reporting Information

Foreign property, including shares and rights to receive shares (i.e., stock options, restricted stock units, stock appreciation rights) of a non-Canadian company held by a Canadian resident employee must generally be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds C$100,000 at any time during the year. Thus, your New Options must be reported (generally at a nil cost) if the C$100,000 cost threshold is exceeded because you hold other foreign property. When shares of Common Stock are acquired, their cost generally is the adjusted cost base (“ACB”)

of the shares of Common Stock. The ACB would ordinarily equal the fair market value of the shares at the time of acquisition, but if you own other shares of Common Stock, this ACB may have to be averaged with the ACB of the other shares of Common Stock. You should consult with your personal tax advisor to ensure compliance with the applicable reporting obligations.

SCHEDULE E

GUIDE TO TAX AND LEGAL ISSUES IN CHINA

The following is a general summary of the material tax consequences of the voluntary cancellation of Eligible Options in exchange for the grant of New Awards pursuant to the Offer to Exchange for Eligible Participants subject to tax in People’s Republic of China. This summary is based on the tax laws in effect in the People’s Republic of China as of August 2016. We have not obtained a tax ruling or other confirmation from the tax authorities in People’s Republic of China with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the New Awards are granted, you exercise the New Awards, or (if applicable) you sell shares of Common Stock acquired at exercise of the New Awards.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the Eligible Options when you resided and/or worked in or were otherwise subject to tax in another country (the “original grant country”), but you now reside and/or work in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the New Awards granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you should seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Due to legal restrictions in the People’s Republic of China, if you are an ICP Participant, you may exchange Eligible Options only for a grant of SARs, which are settled in cash through local payroll, rather than for a grant of New Options. Further, if you choose not to participate in this offer, please note that the Company reserves the right to convert your Eligible Options into a grant of cash-settled SARs at a later time to comply with legal restrictions in the People’s Republic of China. In this case, except for the method of settlement, the SARs will retain the same terms as your Eligible Options (including the exercise price and vesting schedule).

Tax Information

Option Exchange

You will likely not be subject to tax as a result of the exchange of Eligible Options for the grant of the New Options (or SARs, for ICP Participants), although there is no clear guidance from the tax authorities.

Grant of New Options or SARs

You will not be subject to tax when the New Options (or SARs, for ICP Participants) are granted to you.

E-1

Exercise of New Options and Sale of Shares

Due to legal restrictions in China, if you receive New Options, you will be required to use the cashless sell-all method of exercise. This means that you will be required to immediately sell all of the shares acquired at exercise of the New Options. You will receive cash proceeds equal to the difference between the sale price of the shares (i.e., the fair market value of the shares on the date of exercise/sale) and the aggregate exercise price of such shares, minus any applicable taxes and brokerage fees. You will not be entitled to hold any shares.

You will be subject to income tax on the product of the number of shares exercised/sold, multiplied by the difference (or “spread”) between the fair market value of a share underlying the New Option on the date of exercise/sale and the per share exercise price. You likely will not be subject to social insurance contributions on the spread.

Exercise of SARs (for ICP Participants)

When you exercise the SARs, you will receive a cash payment through local payroll in an amount equal to the product of the number of shares exercised under your SARs, multiplied by the difference between the fair market value of a share underlying the SARs on the date of exercise and the per share exercise price. You will be subject to income tax on the amount of the cash payment.

Further, if your average monthly salary during the calendar year in which the cash payment is made does not already exceed the social insurance contribution ceiling on average monthly income, then the cash payment amount will be included when calculating your average monthly salary for purposes of determining your social insurance contribution payments for the following calendar year.

Withholding and Reporting

Your employer is required to withhold and report income tax when you exercise the New Options (or SARs, for ICP Participants). Your employer also may withhold social insurance contributions if your employer is of the opinion that social insurance legislation requires this. You are responsible for paying any difference between your actual tax liability and the amount withheld by your employer at exercise.

Other Information

Exchange Control Restriction for New Options

You understand and agree that, due to exchange control laws in China, you will be required to immediately repatriate the proceeds from the cashless exercise of New Options to China, if you are subject to exchange control restrictions in the People’s Republic of China, as determined by the Company in its sole discretion. You further understand that such repatriation of the proceeds must be effected through a special exchange control account established by one of the Company’s subsidiaries.

E-2

SCHEDULE F

GUIDE TO TAX AND LEGAL ISSUES IN CROATIA

The following is a general summary of the material tax consequences of the voluntary cancellation of Eligible Options in exchange for the grant of New Options pursuant to the Offer to Exchange for Eligible Participants subject to tax in Croatia. This summary is based on the tax laws in effect in Croatia as of August 2016. We have not obtained a tax ruling or other confirmation from the tax authorities in Croatia with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the New Options are granted, you exercise the New Options, or you sell shares of Common Stock acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the Eligible Options when you resided and/or worked in or were otherwise subject to tax in another country (the “original grant country”), but you now reside and/or work in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the New Options granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you should seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange

You will likely not be subject to tax as a result of the exchange of Eligible Options for the grant of the New Options, although there is no clear guidance from the tax authorities.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to income tax, surtax and social insurance contributions (to the extent the applicable contribution ceiling has not been exceeded) on the difference (or “spread”) between the fair market value of the shares at exercise and the exercise price.

Please note that the spread may be considered a benefit in kind and treated as net income that is subject to gross up (i.e., income tax is levied on the sum of the spread plus income, surtax and applicable pension fund contributions). In such case, it is possible that after the gross income is determined, the total amount of taxes due would exceed the spread. You should consult your tax adviser about how to calculate the taxable amount upon exercise of your New Options in your country.

F-1

Sale of Shares

When you sell shares acquired at exercise of the New Options, you will be subject to capital gains tax on any gain realized. The taxable amount will be the difference between the sale proceeds and the fair market value of the shares at exercise. If shares are held for more than three years, capital gains tax will not apply on any gain realized upon the sale of such shares.

If the sale proceeds are less than the fair market value of the shares at exercise, and provided the shares were held for less than three years, you will be entitled to deduct such capital loss from capital gains for the same tax year. You may not carry forward any capital losses remaining after capital gains for the current tax year have been offset.

Withholding and Reporting

Your employer is not required to withhold or report income tax or social insurance contributions when you exercise the New Options. It is your responsibility to report and pay any taxes resulting from the exercise of the New Options on your annual income tax return and to report and pay any taxes resulting from the sale of the shares.

F-2

SCHEDULE G

GUIDE TO TAX AND LEGAL ISSUES IN INDIA

The following is a general summary of the material tax consequences of the voluntary cancellation of Eligible Options in exchange for the grant of New Options pursuant to the Offer to Exchange for Eligible Participants subject to tax in India. This summary is based on the tax laws in effect in India as of August 2016. We have not obtained a tax ruling or other confirmation from the tax authorities in India with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the New Options are granted, you exercise the New Options, or you sell shares of Common Stock acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the Eligible Options when you resided and/or worked in or were otherwise subject to tax in another country (the “original grant country”), but you now reside and/or work in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the New Options granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you should seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange and the Grant of New Options

The tax treatment of the exchange of Eligible Options for the grant of the New Options is uncertain. The Indian tax authorities may treat the exchange as the disposal of a capital asset (i.e., the Eligible Option) which is subject to capital gains tax. In this case, the capital gain would likely be calculated based on the difference between the full value of consideration received in exchange for the Eligible Option (i.e., the value of the New Options) reduced by the cost paid to acquire the Eligible Options.

In the present case, the cost of acquisition of the Eligible Options that are being exchanged for New Options may be considered as “indeterminable,” in which case the capital gains computation mechanism fails. Under existing judicial precedent, no capital gains tax liability arises where the computation mechanism for capital gains fails. As a result, there are arguments that you will not be subject to capital gains tax as a result of the exchange of Eligible Options for the New Options pursuant to the Offer to Exchange. However, this position is based on judicial precedent and there is no case law or statutory guidance specifically on point. As a result, taking the position that no tax is due on the exchange is not without risk and the Company takes no responsibility for the tax position that you take regarding the Offer to Exchange. Accordingly, you should consult your personal tax adviser regarding the potential tax consequences of participating in the Offer to Exchange.

Exercise of New Options

When you exercise the New Options, you will be subject to income tax on the difference (or “spread”) between the fair market value of the shares on the date of exercise (as determined by a category 1 merchant bank in India), and the exercise price. The spread will be taxed at your marginal income tax rate. You will not be subject to provident fund contributions or other social insurance contributions on the spread.

An education cess and secondary and higher education cess will be due on the amount of the income tax liability. In addition, a surcharge will apply on the amount of your tax liability (including income tax, education cess and secondary and higher education cess) if your taxable income exceeds INR10 million.

Sale of Shares

When you sell the shares acquired upon exercise of the New Options, you will be subject to capital gains tax on any gain realized. The taxable amount will be the difference between the sale price and the fair market value of the shares at exercise (as determined by a category 1 merchant bank in India). However, if you have obtained shares of the Company on different dates, you may be required to apply the “first in, first out” method of share identification to determine your cost basis in the shares. You should consult with your personal tax advisor for further information.

If you hold the shares for more than 36 months after exercise, you will be taxed at the more favorable long-term capital gains tax rate. If you hold the shares for 36 months or less after exercise, any gains will be classified as short-term capital gains and will be taxed at your marginal income tax rate. In either case, the amount of the tax liability will also be subject to education cess and secondary and higher education cess, and, if applicable, the surcharge.

You are responsible for reporting and paying any tax resulting from the sale of your shares. If you realize a capital gain, the tax on the gain is payable under the Advance Tax System during the fiscal year (i.e., April 1 - March 31) in three installments, as follows:

•	On or before September 15th - not less than 30% of the tax payable for the year;

•	On or before December 15th - not less than 60% of the tax payable for the year, reduced by the amount paid in the earlier installment; and

•	On or before March 15th - the whole amount of the tax payable for the year, reduced by the amount paid in the earlier installments.

Your responsibility to make advance tax payments pursuant to the above schedule arises on the date that you realize a capital gain. For example, if you realize a capital gain in November 2016, you will be required to pay not less than 60% of the tax due on such capital gain by December 15, 2016. If you fail to pay the required amount of capital gains tax according to the above schedule, you will be liable for interest on the amount of the underpayment.

Withholding and Reporting

Your employer is required to report and withhold income tax (including education cess, secondary and higher education cess and, if applicable, the surcharge) when you exercise your New Options. You are responsible for paying any difference between your actual tax liability and the amount withheld by your employer at exercise.

Other Information

Exchange Control Restriction

Due to exchange control laws, you will not be permitted to exercise the New Options by using the cashless sell-to-cover method of exercise whereby a certain number of shares are sold to satisfy the exercise price. The exercise price must be paid in cash or a cashless sell-all method of exercise must be used.

Regardless of what method of exercise is used, you must agree to comply with all exchange control laws in India and repatriate to India the proceeds of any shares sold and from any dividends received, and convert such funds to local currency within a reasonable period (i.e., 90 days for sales proceeds and 180 days for dividends). You also should retain for your records evidence of the repatriation of funds in the form of a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency in case the Reserve Bank of India or your employer requests proof of repatriation.

Foreign Asset/Account Reporting Information

Indian residents are required to declare any foreign bank accounts and any foreign financial assets (including shares of Common Stock held outside India) in their annual tax return. You are responsible for complying with this reporting obligation and should confer with your personal tax advisor in this regard.

SCHEDULE H

GUIDE TO TAX AND LEGAL ISSUES IN INDONESIA

The following is a general summary of the material tax consequences of the voluntary cancellation of Eligible Options in exchange for the grant of New Options pursuant to the Offer to Exchange for Eligible Participants subject to tax in Indonesia. This summary is based on the tax laws in effect in Indonesia as of August 2016. We have not obtained a tax ruling or other confirmation from the tax authorities in Indonesia with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the New Options are granted, you exercise the New Options, or you sell shares of Common Stock acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the Eligible Options when you resided and/or worked in or were otherwise subject to tax in another country (the “original grant country”), but you now reside and/or work in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the New Options granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you should seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the grant of the New Options, although there is no clear guidance from the tax authorities.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options and Sale of Shares

Due to legal restrictions in Indonesia, you will be required to use the cashless sell-all method of exercise. This means that you will be required to immediately sell all of the shares acquired at exercise of the New Options. You will receive cash proceeds equal to the difference between the sale price of the shares (i.e., the fair market value of the shares on the date of exercise/sale) and the exercise price, minus any applicable taxes and brokerage fees. You will not be entitled to hold any shares.

You will be subject to income tax on the difference (or “spread”) between the sale price and the exercise price. You likely will not be subject to social insurance contributions on the spread at exercise/sale.

H-1

Withholding and Reporting

Your employer is not required to withhold or report income tax when you exercise the New Options. It is your responsibility to report and pay any taxes resulting from the exercise of the New Options on your annual income tax return.

H-2

SCHEDULE I

GUIDE TO TAX, LEGAL AND OTHER ISSUES IN JAPAN

The following is a general summary of the material tax consequences of the voluntary cancellation of Eligible Options in exchange for the grant of New Options pursuant to the Offer to Exchange for Eligible Participants subject to tax in Japan. This summary is based on the tax laws in effect in Japan as of August 2016. We have not obtained a tax ruling or other confirmation from the tax authorities in Japan with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the New Options are granted, you exercise the New Options, or you sell shares of Common Stock acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the Eligible Options when you resided and/or worked in or were otherwise subject to tax in another country (the “original grant country”), but you now reside and/or work in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the New Options granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you should seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

Although the tax treatment of the Offer to Exchange is unclear under Japanese law, you likely will not be subject to tax as a result of the exchange of Eligible Options for the grant of the New Options. You should consult your personal tax adviser regarding the potential tax consequences of participation in the Offer to Exchange.

Grant of New Options

You likely will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to income tax on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. The spread will be characterized as remuneration income and will be taxed at your marginal income tax rate. You likely will not be subject to social insurance contributions on the spread when you exercise the New Options.

Sale of Shares

When you sell the shares acquired at exercise of the New Options, you will be subject to capital gains tax on the difference between the sale price and the fair market value of the shares at exercise. You may be eligible for a reduced tax rate depending on the circumstances of the sale. You should consult with your personal tax adviser regarding whether you will be eligible for a reduced tax rate.

Tsunami Reconstruction Surtax

From January 1, 2013, to December 31, 2037, a special surtax to fund reconstruction after the East Japan tsunami disaster will apply to the national tax portion of your tax liability on any income realized in connection with the New Options (ordinary income and capital gains). Your employer is not required to withhold the surtax; rather, you are required to pay the surtax at the time you file your annual tax return with the Japanese tax authorities. You should consult with your personal tax advisor to determine your liability for the tsunami reconstruction surtax.

Exit Tax

Japanese legislation imposes an exit tax on Japanese nationals and certain long-term residents who leave Japan with total assets in excess of a certain threshold. Shares acquired upon exercise of the New Options will be counted toward your total assets for purposes of the exit tax. You should consult with your personal tax advisor to determine your tax obligations in this regard.

Withholding and Reporting

Your employer is not required to withhold taxes when you exercise the New Options. However, your employer is required to report the income resulting from the exercise of the New Options to the Japanese tax authorities by March 31 of the year following the year in which the exercise occurs. You are responsible for filing a personal tax return and reporting and paying any taxes resulting from this Offer to Exchange, the exercise of the New Options and the sale of shares.

Other Information

Exchange Control Information

If you remit more than ¥30 million for the purchase of shares of Common Stock in a single transaction, you must file a Payment Report with the Ministry of Finance (through the Bank of Japan or the bank carrying out the transaction). The precise reporting requirements vary depending on whether the relevant payment is made through a bank in Japan. If you intend to acquire shares of Common Stock whose value exceeds ¥100 million in a single transaction, you must also file a Report Concerning Acquisition of shares of Common Stock (“Securities Acquisition Report”) with the Ministry of Finance through the Bank of Japan within 20 days of acquiring the shares. The forms to make these reports are available from the Bank of Japan.

A Payment Report is required independently of a Securities Acquisition Report. Therefore, if the total amount that you pay upon a one-time transaction for exercising the New Option and acquiring shares of Common Stock exceeds ¥100 million, you must file both a Payment Report and a Securities Acquisition Report.

Foreign Asset/Account Reporting Information

Japanese residents are required to report details of any assets held outside of Japan as of December 31st of each year, to the extent such assets have a total net fair market value exceeding ¥50 million. The report is due by March 15 of the following year. You should consult with your personal tax advisor as to whether the reporting obligation applies to you and whether you will be required to report details of any outstanding New Options you hold.

SCHEDULE J

GUIDE TO TAX AND LEGAL ISSUES IN KOREA

The following is a general summary of the material tax consequences of the voluntary cancellation of Eligible Options in exchange for the grant of New Options pursuant to the Offer to Exchange for Eligible Participants subject to tax in Korea. This summary is based on the tax laws in effect in Korea as of August 2016. We have not obtained a tax ruling or other confirmation from the tax authorities in Korea with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the New Options are granted, you exercise the New Options, or you sell shares of Common Stock acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the Eligible Options when you resided and/or worked in or were otherwise subject to tax in another country (the “original grant country”), but you now reside and/or work in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the New Options granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you should seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the grant of the New Options. However, the tax treatment of the exchange is uncertain and the Korean tax authorities may disagree with this view and find that taxes are due as a result of your participation in the Offer to Exchange. You should consult your personal tax advisor regarding the potential tax consequences of the Offer to Exchange.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to income tax and social insurance contributions (to the extent you have not already exceeded the applicable contribution ceiling) on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. The spread will be considered Class B income.

J-1

Sale of Shares

When you sell the shares acquired at exercise of the New Options, you will be subject to capital gains tax on any gain you realize, unless the gain you have realized from the sale of shares in that year is less than the exempt amount, which is currently KRW2.5 million per year per type of asset sold. Thus, any gain you realize on stock assets that exceeds KRW2.5 million will be subject to capital gains tax and, in this case, the taxable gain will be the difference between the sale price and the fair market value of the shares at exercise.

Withholding and Reporting

Your employer is not required to withhold or report income tax when you exercise the New Options. However, your employer may be required to withhold social insurance contributions on the spread at exercise of your New Options. It is your responsibility to report and pay any taxes resulting from the Offer to Exchange, the exercise of the New Options and the sale of shares.

If you join a Taxpayer’s Association whereby you routinely report your overseas income, you will be eligible for a 10% tax deduction. Alternatively, you may report and pay the tax as part of your Global Tax Return, which must be filed by May 31 of the year following the year in which the taxable event occurred.

Other Information

Exchange Control Information

If you remit funds to purchase shares of Common Stock, the remittance must be “confirmed” by a foreign exchange bank in Korea. This is an automatic procedure (i.e., the bank does not need to approve the remittance). To receive the confirmation, you should submit the following to the foreign exchange bank: (i) a prescribed form application; (ii) the applicable award agreement, notice of grant and any other Plan documents you receive; and (iii) a certificate of employment with your local employer. You should check with the bank to determine whether there are any additional requirements. This confirmation is not necessary if you use a cashless exercise method to exercise your New Option because there is no remittance of funds out of Korea.

If proceeds from the sale of shares of Common Stock overseas exceed $500,000 in a single transaction, you must repatriate such proceeds to Korea within three years of receipt.

Foreign Asset/Account Reporting Information

Korean residents must declare all foreign financial accounts (i.e., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the monthly balance of such accounts exceeds a certain threshold on any month-end during a calendar year. You should consult with your personal tax advisor to determine your personal reporting obligations.

J-2

SCHEDULE K

GUIDE TO TAX AND LEGAL ISSUES IN THE NETHERLANDS

The following is a general summary of the material tax consequences of the voluntary cancellation of Eligible Options in exchange for the grant of New Options pursuant to the Offer to Exchange for Eligible Participants subject to tax in the Netherlands. This summary is based on the tax laws in effect in the Netherlands as of August 2016. We have not obtained a tax ruling or other confirmation from the tax authorities in the Netherlands with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the New Options are granted, you exercise the New Options, or you sell shares of Common Stock acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the Eligible Options when you resided and/or worked in or were otherwise subject to tax in another country (the “original grant country”), but you now reside and/or work in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the New Options granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you should seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the grant of the New Options. However, the tax treatment of the exchange is uncertain and the Dutch tax authorities may disagree with this view and find that taxes are due as a result of your participation in the Offer to Exchange. You should consult your personal tax advisor regarding the potential tax consequences of the Offer to Exchange.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to income tax and social insurance contributions (to the extent you have not already reached the applicable contribution ceiling) on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price.

K-1

Investment Yield Tax

You will be subject to an investment yield tax at an effective rate of 1.2% based on the value of all assets that you own (including shares of Common Stock) as of January 1. An exemption is available for the first €24,437 (for 2016) worth of assets held on January 1 of the relevant calendar year.

Sale of Shares

When you sell the shares acquired at exercise of the New Options, you will not be subject to capital gains tax (provided you hold less than a 5% interest in the Company as a private investment).

Withholding and Reporting

Your employer is required to withhold and report income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when you exercise the New Options. If your actual tax liability is greater than the amount withheld, you are responsible for paying the additional tax. It is your responsibility to report and pay any investment yield tax.

K-2

SCHEDULE L

GUIDE TO TAX, LEGAL AND OTHER ISSUES IN THE PHILIPPINES

The following is a general summary of the material tax consequences of the voluntary cancellation of Eligible Options in exchange for the grant of New Options pursuant to the Offer to Exchange for Eligible Participants subject to tax in the Philippines. This summary is based on the tax laws in effect in the Philippines as of August 2016. We have not obtained a tax ruling or other confirmation from the tax authorities in the Philippines with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the New Options are granted, you exercise the New Options, or you sell shares of Common Stock acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the Eligible Options when you resided and/or worked in or were otherwise subject to tax in another country (the “original grant country”), but you now reside and/or work in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the New Options granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you should seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the grant of the New Options, although there is no clear guidance from the tax authorities.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options you will be subject to income tax on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price, but you likely will not be subject to social insurance contributions.

Sale of Shares

When you sell the shares acquired at exercise of the New Options, you will be subject to income tax at your marginal rate on any capital gain realized. The taxable amount of the capital gain will be the

L-1

difference between the sale price and the fair market value of the shares at exercise, less any brokerage fees. If you hold shares for 12 months or less, you will be taxed on the full amount of the gain, whereas if you hold shares for more than 12 months, you will be taxed on only 50% of the gain.

Withholding and Reporting

Your employer is not required to withhold and report taxes when you exercise the New Options. It is your responsibility to report and pay any taxes resulting from the exercise of the New Options and the sale of shares.

L-2

SCHEDULE M

GUIDE TO TAX, LEGAL AND OTHER ISSUES IN PORTUGAL

The following is a general summary of the material tax consequences of the voluntary cancellation of Eligible Options in exchange for the grant of New Options pursuant to the Offer to Exchange for Eligible Participants subject to tax in Portugal. This summary is based on the tax laws in effect in Portugal as of August 2016. We have not obtained a tax ruling or other confirmation from the tax authorities in Portugal with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the New Options are granted, you exercise the New Options, or you sell shares of Common Stock acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the Eligible Options when you resided and/or worked in or were otherwise subject to tax in another country (the “original grant country”), but you now reside and/or work in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the New Options granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you should seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the grant of the New Options, although there is no clear guidance from the tax authorities.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to income tax, and, if the applicable thresholds have been exceeded, to solidarity surcharge and extraordinary surcharge, on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. You will not be subject to social insurance contributions.

M-1

Sale of Shares

When you sell the shares acquired upon exercise of the New Options, you will be subject to tax on any gain realized at a flat rate. The taxable amount of the capital gain will be the difference between the sale proceeds and the fair market value of the shares at exercise.

Withholding and Reporting

Your employer is not required to withhold any taxes when you exercise the New Options or sell your shares. However, your employer is required to report certain details about the Plans, grants under the Plans, and the income resulting from the exercise of the New Options to the Portuguese tax authorities. You are responsible for filing a personal tax return and reporting and paying any taxes resulting from the exercise of the New Options and the sale of shares.

Other Information

Exchange Control Information

If you hold shares of Common Stock acquired at exercise of the New Options, the acquisition of shares should be reported to the Banco de Portugal for statistical purposes. If the shares are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report on your behalf. If the shares are not deposited with a commercial bank or financial intermediary in Portugal, you will be responsible for submitting the report to the Banco de Portugal. You should consult your personal advisor for further information regarding the applicability of these reporting requirements to you.

M-2

SCHEDULE N

GUIDE TO TAX, LEGAL AND OTHER ISSUES IN SPAIN

The following is a general summary of the material tax consequences of the voluntary cancellation of Eligible Options in exchange for the grant of New Options pursuant to the Offer to Exchange for Eligible Participants subject to tax in Spain. This summary is based on the tax laws in effect in Spain as of August 2016. We have not obtained a tax ruling or other confirmation from the tax authorities in Spain with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the New Options are granted, you exercise the New Options, or you sell shares of Common Stock acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. In addition, if you received the Eligible Options when you resided and/or worked in or were otherwise subject to tax in another country (the “original grant country”), but you now reside and/or work in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the New Options granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you should seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to grant of the New Option, although there is no clear guidance from the tax authorities.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to income tax on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price at your progressive rate. The spread likely will be considered compensation in-kind subject to payment on account and you will be charged with the payment on account. Social insurance contributions will be due on the taxable amount, unless the applicable wage ceiling has already been met.

Sale of Shares

When you sell the shares acquired at exercise of the New Options, you will be subject to capital gains tax at a flat rate on any gain realized on the difference between the sale proceeds and the acquisition cost. The acquisition cost likely will be considered the exercise price plus the gross amount recognized as compensation in-kind and subject to tax at exercise.

N-1

Wealth Tax

All assets held at the end of each taxable year (including shares of Common Stock acquired under the Plans) are considered for purposes of calculating whether wealth tax is due. However, there are general exempt amounts and thresholds for filing a wealth tax return which may apply, depending on the net value of your assets and rights. In addition, in certain regions, the wealth tax does not apply. You should consult your personal tax advisor for further information regarding the applicability of the wealth tax to you.

Withholding and Reporting

Your employer is required to report the exercise of the New Options. As indicated above, the spread at exercise will be considered compensation in-kind subject to payment on account, and your employer will charge the payment on account to you. You will be entitled to deduct the payment on account and obtain a tax credit from your income tax obligation. Additionally, your employer is required to withhold applicable social insurance contributions when you exercise the New Options. You are responsible for reporting and paying any tax resulting from the sale of your shares.

Other Information

Exchange Control Information

You must declare the acquisition and sale of shares acquired at exercise of the New Options to the Dirección General de Comercio y Inversiones (the “DGCI”) for statistical purposes. Because you will not purchase or sell the shares through the use of a Spanish financial institution, you are responsible for making the declaration. Further, you must electronically declare to the Bank of Spain any security accounts (including brokerage accounts held abroad), as well as the security held in such accounts, if the value of the transactions for all such accounts during the prior year or the balances in such accounts as of December 31 of the prior year exceeds €1 million. You should consult your personal advisor for further information regarding the applicability of these reporting requirements to you.

Foreign Asset/Account Reporting Information

Spanish residents must report in their annual tax returns any rights or assets held outside of Spain (e.g., cash or shares held in a foreign bank or brokerage account) with a value in excess of €50,000 per type of right or asset as of December 31 each year. After a right or asset is initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported right or asset increases by more than €20,000 or if the ownership of the right or asset is transferred or relinquished during the year. You should consult your personal tax advisor for further information regarding the applicability of these reporting requirements to you.

N-2

SCHEDULE O

GUIDE TO TAX AND LEGAL ISSUES IN THE UNITED KINGDOM

The following is a general summary of the material tax consequences of the voluntary cancellation of Eligible Options in exchange for the grant of New Options pursuant to the Offer to Exchange for Eligible Participants subject to tax in the United Kingdom. This summary is based on the tax laws in effect in the United Kingdom as of August 2016. We have not obtained a tax ruling or other confirmation from the tax authorities in the United Kingdom with regard to this information, and it is possible that the tax authorities may take a different position. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the New Options are granted, you exercise the New Options, or you sell shares of Common Stock acquired at exercise of the New Options.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, or if you are not treated as resident, ordinarily resident and domiciled in the U.K., the information contained in this summary may not be applicable to you. In addition, if you received the Eligible Options when you resided and/or worked in or were otherwise subject to tax in another country (the “original grant country”), but you now reside and/or work in or are otherwise subject to tax in a different country (the “new country”), you may be subject to tax in connection with the New Options granted pursuant to the Offer to Exchange in the original grant country, as well as in the new country. Accordingly, you should seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Tax Information

Option Exchange

You likely will not be subject to tax as a result of the exchange of Eligible Options for the grant of the New Options, although there is no clear guidance from the tax authorities.

Note that if you elect to exchange your Eligible Options for the grant of the New Options, the New Options will be subject to your agreement to pay the employer’s portion of National Insurance Contributions (“NICs”) on the income at exercise of the New Options and to execute a joint election with the Company for this purpose. Your Eligible Options may not have been subject to a joint election for your payment of the employer NICs. You should consult with your personal tax adviser regarding the tax consequences of voluntary participation in the Offer to Exchange and the transfer of employer NICs to you.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

When you exercise the New Options, you will be subject to income tax and employee NICs on the difference (or “spread”) between the fair market value of the shares on the date of exercise and the exercise price. Pursuant to a joint election that you will be required to enter into if you elect to participate in the Offer to Exchange, you will also be liable for paying the employer’s portion of NICs on the spread when you exercise the New Options.

O-1

Sale of Shares

When you subsequently sell the shares acquired at exercise of the New Options, you will be subject to capital gains tax at progressive rates on any gain realized on the difference between the sale proceeds and the fair market value of the shares on the date of exercise. Capital gains tax is only payable on gains from all sources in any tax year to the extent that those gains exceed your annual personal exemption.

Furthermore, if you acquire other shares in the Company, you must take into account the share identification rules in calculating your capital gains liability. You should consult your personal tax adviser to determine how share identification rules apply in your particular situation.

Withholding and Reporting

Your employer is required to withhold income tax and employee and employer NICs. Your employer will calculate the income tax and NICs due by way of withholding on exercise of the New Options and account for these amounts to Her Majesty’s Revenue and Customs (“HMRC”) on your behalf.

If payment or withholding of any income tax liability arising in connection with the exercise of the New Option and share issuance is not made by you to your employer within 90 days of the end of the U.K. tax year (April 6 - April 5) in which the event giving rise to such income tax liability occurs or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), any uncollected income tax will constitute a loan owed by you to your employer, effective on the Due Date. The loan will bear interest at the then-current Official Rate of HMRC, it will be immediately due and repayable by you, and the Company and/or your employer may recover it from you at any time thereafter by any of the means referred to in the applicable award agreement.

Notwithstanding the foregoing, in the event that you are a director or an executive officer of the Company (within the meaning of such terms for purposes of Section 13(k) of the Exchange Act), you will not be eligible for such a loan to cover your income tax liability. In this case, the amount of any uncollected income taxes may constitute a benefit to you on which additional income tax and NICs may be payable. You will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or your employer (as appropriate) for the value of any employee NICs due on this additional benefit, which may be recovered by the Company or your employer at any time thereafter by any of the means referred to in applicable options agreement.

Your employer is also required to report the details of the grant and exercise of the New Options and acquisition of shares on its annual online tax returns filed with HMRC. Your employer will also report the exercise of New Options and share issuance in-year under Real Time Information requirements.

In addition to your employer’s reporting obligations, you are responsible for reporting any income upon exercise of New Options and issuance of shares, and upon the sale of your shares, on your annual tax return. You are also responsible for paying any tax resulting from the sale of shares.

O-2